Exhibit 10.6

LEASE AGREEMENT

BETWEEN

2500/2700 WESTCHESTER AVENUE OWNER SPE LLC,

a Delaware Limited Liability Company,

LANDLORD,

-AND-

COGNITION THERAPEUTICS, INC.,

a Delaware Corporation,

TENANT

Dated July 1, 2021

Prepared by:

Robert A. Klausner, Esq.
Fox Rothschild LLP
49 Market Street
Morristown, New Jersey 07960

Schedule A	Premises
Schedule B	Confirmation of Commencement Agreement
Schedule C	Janitorial Services
Schedule D	Finish Work
Schedule D-1	Preliminary Plans
Schedule E	Rules and Regulations
Schedule F	Form of Letter of Credit

Appendix I	Definitions

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated July 1, 2021 and is between 2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS
(1) Building:	2500 Westchester Avenue Purchase, New York 10577
(2) Premises:	2,864 rentable square feet on the second floor of the Building, commonly known as Suite 215, as shown on Schedule A attached hereto.
From and after the date hereof until the date which is five (5) business days following the Commencement Date hereunder (the “License Period”), Tenant shall have a license to use Suite 113 located on the first (1st) floor of the Building (the “Temporary Space”) for a monthly charge of $1,256.67 (the “Monthly License Fee”), provided that Tenant shall not be required to pay the Monthly License Fee for the portion of the License Period from and after the Commencement Date.
(3) Term:	Seven (7) years and five (5) months.
(4) Estimated Commencement Date:	Approximately one hundred twenty (120) days after full Lease execution and delivery.
(5) Expiration Date:	11:59 PM on the day immediately preceding the seven (7) year and five (5) month anniversary of the Commencement Date (provided that, if the Term ends on a date other than the last day of a calendar month, then the Term shall extend to the last day of the month in which the seven (7) year and five (5) month anniversary of the Commencement Date occurs), or such earlier date upon which the Term may expire or be terminated as set forth in this Lease.

(6) Basic Rent:

Period or Months of Term	Annual Rate Per Square Foot	Annual Basic Rent	Monthly Basic Rent
Commencement Date through the end of Month 12:	$24.50	$70,168.00	$5,847.33
Months 13 through 24:	$25.00	$71,600.00	$5,966.67
Months 25 through 36:	$25.50	$73,032.00	$6,086.00
Months 37 through 48:	$26.00	$74,464.00	$6,205.33
Months 49 through 60:	$26.50	$75,896.00	$6,324.67
Months 61 through 72:	$27.00	$77,328.00	$6,444.00
Months 73 through 84:	$27.50	$78,760.00	$6,563.33
Months 85 through 89:	$28.00	$80,192.00	$6,682.67

Notwithstanding the foregoing, provided that no Event of Default has occurred, the Basic Rent with respect to the period beginning on the Commencement Date and ending on the day immediately preceding the five (5) month anniversary of the Commencement Date will be abated. For the avoidance of doubt, the rent abatement period set forth in the immediately preceding sentence shall not apply to the payment of any Additional Rent, including, without limitation, Tenant’s payment of the Minimum Electric Energy Charge.

If the Commencement Date is any day other than the first day of a calendar month, then the Monthly Installment of Basic Rent payable by Tenant for the first partial month shall be prorated at the same rental rate payable for the first (1st) Monthly Installment listed above, and “Month 1” of the rent grid set forth above shall be deemed to be the first full calendar month following immediately thereafter.

(7) Tenant’s Proportionate Share:	1.73%.
(8) Base Tax Period:	Calendar year 2022 with respect to Taxes imposed on a calendar year basis, and the 2021/2022 fiscal tax year with respect to Taxes imposed on a fiscal year basis.
(9) Base Operating Expense Period:	Calendar year 2022.
(10) Minimum Electric Energy Charge:	$3.00 per square foot per year, for a total of $8,592.00 per year due and payable in equal monthly installments of $716.00, together with Basic Rent and subject to increase as provided in Section 6.1. Tenant shall pay the first monthly installment upon possession and thereafter in advance on the first day of each month.

(11) Parking Spaces:	Nine (9) unassigned parking spaces, at no cost or expense to Tenant.
(12) Security:	$35,084.00 in the form of a letter of credit pursuant to Article 28.
(13) Permitted Use:	Executive, administrative and general offices and any lawfully permitted ancillary use.
(14) Brokers:	CBRE, Inc., as Landlord’s broker and RM Friedland LLC, as Tenant’s Broker.
(15) Enumeration of Schedules / Appendix:	Schedules A, B, C, D, E and F and Appendix I attached hereto are incorporated into this Lease.
(16) Governing Law:	This Lease is governed by the laws of the State of New York.
(17) Landlord’s Notice Address:	2500/2700 Westchester Avenue Owner SPE LLC c/o Senlac Ridge Partners 707 Westchester Avenue White Plains, NY 10604 Attention: Property Management
With copies to:
Columbia FundSub Management Co. 315 Park Avenue South New York, NY 10010 Attention: Stephen Smith
And
Senlac Property Management LLC 53 Maple Avenue Morristown, New Jersey 07960 Attention: Property Management
And
Senlac Property Management LLC 53 Maple Avenue Morristown, New Jersey 07960 Attention: General Counsel
(18) Landlord’s Address for Payment of Rent:	If by check through the United States Postal Service:
2500/2700 Westchester Avenue Owner SPE LLC PO Box 782452 Philadelphia, PA 19178-2452

If by check via overnight delivery service:
2500/2700 Westchester Avenue Owner SPE LLC LOCKBOX# 782452 WELLS FARGO BANK MAC Y1372-045 401 MARKET STREET PHILADELPHIA, PA 19106
If by wire or ACH:

2500/2700 Westchester Avenue Owner SPE LLC
Bank: Wells Fargo Bank, N.A.
City & State: San Francisco, CA
ABA Number: 121000248
Account Number: 4807068812

Account Name: 2500/2700 Westchester Avenue
Owner SPE LLC FBO Goldman Sachs Mortgage Company

(19) Tenant’s Notice Address:	Prior to the Commencement Date:
Cognition Therapeutics, Inc. 20 Hollowtree Ridge Road Darien, CT 06820 Attention: Jim O’Brien, CFO
with a required copy to:
Troutman Pepper Hamilton Sanders LLP Attention: Rachael M. Bushey, Esquire 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103
From and after the Commencement Date:
At the Premises Attention: Jim O’Brien, CFO
with a required copy to:
Troutman Pepper Hamilton Sanders LLP Attention: Rachael M. Bushey, Esquire 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103

ARTICLE 1
DEFINITIONS

1.1           Capitalized Terms. Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2
DEMISE, TERM

2.1           Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term. Landlord and Tenant hereby agree that for all purposes of this Lease, the Premises contains 2,864 rentable square feet, and that neither the Premises nor the Building shall be remeasured by the parties for purposes of recalculating Basic Rent or Tenant’s Proportionate Share. Notwithstanding the foregoing, from and after the date hereof until the date which is five business days following the Commencement Date hereunder, Landlord hereby licenses to Tenant the Temporary Space for the Monthly License Fee per month, to be used solely as temporary office space. Landlord shall deliver the Temporary Space in good working order, and Tenant agrees to occupy the Temporary Space in its current “as is” condition, and all provisions of this Lease shall apply to the Temporary Space, except for the payment of Basic Rent and Additional Rent (excluding the Monthly License Fee, provided that Tenant shall not be required to pay the Monthly License Fee for the portion of the License Period from and after the Commencement Date) and any maintenance and repair obligation of Tenant (excluding any maintenance or repair required due to any damage to the Temporary Space caused by Tenant or its agents, employees or contractors). Any Monthly License Fee due and payable for a period of time less than a full month shall be equitably prorated.

(a)            Tenant and Tenant’s Visitors shall have the non-exclusive right to use, in common with all other tenants of the Property, in a proper and lawful manner, the Common Areas, subject to the Rules and Regulations.

2.2           Term.

(a)            Term. The Term of this Lease will commence on the Commencement Date and end on the Expiration Date.

(b)           Commencement Date. The “Commencement Date” will be the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purposes of conducting its business, and (ii) the date that the Finish Work is Substantially Completed. Landlord shall provide to Tenant written notice that the Finish Work is Substantially Completed five (5) days prior to such Substantial Completion date.

(c)            Substantial Completion. “Substantially Completed” or “Substantial Completion” means that (i) Landlord has completed the Finish Work in accordance with the Working Plans, except for (x) minor details of construction that will not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Finish Work that is not completed solely due to a Tenant Delay; and (ii) Landlord has obtained all necessary legal approvals in order to obtain a valid temporary or permanent certificate of occupancy for the Premises or, alternatively, Landlord has completed all Finish Work necessary to entitle Landlord to the issuance of a temporary or permanent certificate of occupancy other than any Finish Work that is not completed solely due to a Tenant Delay. Landlord shall use commercially reasonable efforts to complete all Punch List Items within sixty (60) days after the Commencement Date. A “Tenant Delay” will be deemed to have occurred if the completion of the Finish Work is delayed due to any act or omission by Tenant or Tenant’s Visitors, which continues following Tenant’s receipt of written notice from Landlord of such delay, including, but not limited to, delays due to changes in or additions to the Finish Work requested by Tenant, delays in submission of information or estimates by Tenant beyond the time periods required by this Lease, delays in Tenant giving authorizations or approvals beyond the time periods required by this Lease, or delays due to the postponement of any work at the request of Tenant or selection of any long-lead items, provided that Landlord shall provide written notice to Tenant that any such item is a long-lead item upon Tenant’s selection of such item and Tenant shall have a reasonable opportunity to select an alternate item.

(d)           AS IS. Except as otherwise expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Property, Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Property, Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected, or has had the opportunity to inspect, the Building and the Premises and is thoroughly acquainted with their respective condition and, except as otherwise expressly set forth in this Lease, agrees to take the same “AS IS”, except for the Finish Work which Landlord has agreed to complete pursuant to the terms of Section 2.6.

2.3           Occupancy of Premises. Tenant’s occupancy of the Premises will be deemed to conclusively establish that the Finish Work is Substantially Completed and that the Premises are in satisfactory condition as of the date of such occupancy, unless, within fifteen (15) days of such occupancy, Tenant delivers to Landlord a written notice specifically identifying all unsatisfactory conditions.

2.4           Commencement Date Agreement. When the Commencement Date occurs, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule B memorializing the Commencement Date and Expiration Date of this Lease.

2.5           Move-In Day. Tenant may move into the Premises at any time on or after the Commencement Date, provided that (i) the move is conducted outside of Building Hours, (ii) Tenant’s move in date is approved by Landlord at least one week in advance, such approval not to be unreasonably withheld, conditioned or delayed, and (iii) Tenant’s move is in compliance with Landlord’s Rules and Regulations as described in Schedule E, including, but not limited to, Building protection, overtime supervision and insurance requirements. Tenant shall be responsible for any damage caused to the Premises, the Building and/or the Property by Tenant or its moving contractors.

2.6           Finish Work. Landlord shall construct the Finish Work in the manner and as provided in Schedule D attached hereto.

2.7           Section 223-a of the New York Real Property Law. Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law (or under any present or future statute of similar import) and further expressly waives the right to recover any damages which may result from Landlord’s failure to timely deliver possession of the Premises to Tenant. Tenant agrees that the provisions of this Section are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

ARTICLE 3
BASIC RENT; ADDITIONAL RENT

3.1           Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance without notice, on the Rent Payment Dates, commencing on the Commencement Date, except that Tenant shall pay the first installment of Basic Rent upon Tenant’s execution and delivery of this Lease, such installment to be applied against Basic Rent due for the sixth (6th) month following the Commencement Date. If the Commencement Date is not a Rent Payment Date, the Basic Rent for the month in which the Commencement Date occurs will be prorated and Tenant shall pay such prorated amount to Landlord on the Commencement Date.

3.2           Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.

3.3           Late Charge. If any installment of Basic Rent or Additional Rent is not paid when due, Tenant shall pay to Landlord, on demand, a late charge equal to five percent (5%) of the amount unpaid, provided that the first (1st) time in each calendar year that Tenant fails to pay any installment of Basic Rent or Additional Rent when due, Landlord shall provide Tenant with a written notice of such failure and Tenant shall have five (5) days following its receipt of such notice to pay such installment before such late charge, and the interest set forth below, shall be applied to such overdue amount. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent that are not paid within five (5) days after the date when due, will bear interest at the lesser of: (i) six (6) percentage points over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

3.4           Prorating Rent. If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

3.5           No Abatement or Set-off. Except as herein provided, Tenant shall pay to Landlord, at Landlord’s address for notices hereunder, or such other place as Landlord may from time to time designate in writing, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. Except as otherwise expressly set forth in this Lease, the obligations of Tenant hereunder are separate and independent covenants and agreements.

3.6           Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Rent Payment Dates.

3.7            Restrictions on Rent. If any of the rents shall be or become uncollectible, reduced, restricted or required to be refunded because of any Legal Requirements, Tenant shall enter into such commercially reasonable agreement(s) and take such other commercially reasonable steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible (including, without limitation, an escrow of the balance of the rents otherwise payable hereunder, but only as and when the same would otherwise be due hereunder in the absence of such Legal Requirements, with the amount of such rents to be held in an interest bearing account), to permit Landlord to collect the maximum rents due under this Lease which from time to time during the continuance of such legal rent restriction as may be legally permissible. The interest accrued on any such amounts held in escrow shall be payable to the party entitled to receive same. Upon the termination of such Legal Requirement: (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination; and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to: (i) the rents which would have been paid pursuant to this Lease but for such Legal Requirement; less (ii) the rents and payments in lieu of rents paid by Tenant during the period such Legal Requirements were in effect. Nothing contained in this Article shall reduce or delay Tenant’s obligation to pay Additional Rent otherwise due hereunder.

ARTICLE 4
REAL ESTATE TAXES

4.1           Taxes. Commencing on the first (1st) day following the expiration of the Base Tax Period, Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which the Taxes for any Tax Year during the Term exceed the Base Taxes; provided, however, that if any special assessments may be paid in installments, Landlord may elect to pay same over the longest period allowed by law. “Tax Year” means each full or partial twelve (12) month period commencing on the first (1st) day of July of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal years for real estate tax purposes in any tax jurisdiction in which the Building may be situated. Tenant acknowledges that there may be multiple components of Taxes (such as City, County, Town, Village and School), that may result in multiple Tax Years and multiple Monthly Tax Payments (as defined below) within each Lease Year. Tenant’s Proportionate Share of the Taxes for less than a full Tax Year will be prorated.

4.2           Landlord’s Tax Statements. As soon as reasonably possible after the first day of each Tax Year following the Tax Year in which the applicable Base Tax Period occurs and thereafter as soon as reasonably practical after the end of each succeeding Tax Year, Landlord shall determine or estimate the amount by which the Taxes for the relevant Tax Year in question will exceed the Base Taxes (the “Projected Taxes”) and shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord shall use reasonable efforts to issue Landlord’s Tax Statement within one hundred twenty (120) days following the end of each Tax Year. Landlord’s failure to render Landlord’s Tax Statement for any Tax Year will not prejudice Landlord’s right to thereafter render Landlord’s Tax Statement with respect to such Tax Year or with respect to any other Tax Year, nor will the rendering of any Landlord’s Tax Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Tax Statement for the applicable Tax Year.

4.3           Monthly Tax Payment. From and after the Commencement Date, commencing on the First Rent Payment Date following the submission of a Landlord’s Tax Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such Tax Year. Tenant’s first Monthly Tax Payment after receipt of a Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Tax Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Tax Year. From time to time during any Tax Year, but no more than twice in any Tax Year, Landlord may revise a Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Tax Year, and the amount which would have been payable by Tenant during such Tax Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Tax Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3.

4.4           Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the end of each Tax Year, Landlord’s final determination of the amount by which the Taxes for the Tax Year in question exceed the Base Taxes and shall submit such information (together with a copy of the relevant Tax invoice) to Tenant in a written statement (“Landlord’s Final Tax Statement”). Each Landlord’s Final Tax Statement must reconcile the payments actually made by Tenant in the Tax Year in question with Tenant’s Proportionate Share of the amount by which actual Taxes imposed for the period covered thereby exceed Base Taxes. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of an Event of Default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.5           Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord may employ whatever individuals and firms Landlord, in its sole, reasonable judgment, deems necessary to undertake such endeavor. Tenant, at no cost or expense to Tenant, shall reasonably cooperate with Landlord and its representatives in all such endeavors. If Landlord receives a refund of Taxes in respect of a Tax Year and if Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund any expenses, including, but not limited to, reasonable attorneys’ fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant’s Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall pay to Tenant Tenant’s Proportionate Share of such refund within thirty (30) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of an Event of Default by Tenant, Landlord will have the right to retain Tenant’s Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent, and (ii) Tenant’s Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Tax Year in question. Any out-of-pocket expenses actually incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the tax year in which such contest is finally determined. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property.

4.6           Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such Tax Year.

4.7           Taxes on Tenant’s Improvements. Tenant shall also pay to Landlord, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to, or were paid by, Tenant, except for the Finish Work. For the avoidance of doubt, in no event shall any such assessments or impositions be included for purposes of determining Taxes for the Base Period.

4.8           Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Expiration Date or earlier termination of this Lease.

4.9           Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax Statement.

4.10         Rent Tax. If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business, then Tenant shall pay to Landlord within thirty (30) days following written demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord’s interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business in the Property.

ARTICLE 5
OPERATING EXPENSES

5.1           Operating Expenses. Commencing on the first (1st) day following the expiration of the Base Operating Expense Period, Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which Landlord’s Operating Expenses for any Lease Year during the Term exceeds the Base Operating Expenses. Tenant’s Proportionate Share of Landlord’s Operating Expenses for less than a full Lease Year will be prorated.

5.2           Landlord’s Expense Statement. As soon as reasonably possible after the first day of the Lease Year following the Lease Year in which the Base Operating Expense Period occurs and thereafter as soon as practical after each succeeding Lease Year during the Term, Landlord shall determine or estimate the amount by which Landlord’s Operating Expenses for the Lease Year in question will exceed the Base Operating Expenses (“Landlord’s Estimated Operating Expenses”) and shall submit such information to Tenant in a written statement (“Landlord’s Expense Statement”). Landlord shall use reasonable efforts to issue Landlord’s Expense Statement within one hundred twenty (120) days following the end of each Lease Year. Landlord’s failure to render Landlord’s Expense Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Expense Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Expense Statement for the applicable Lease Year.

5.3           Monthly Expense Payment. From and after the Commencement Date, commencing on the First Rent Payment Date following the submission of Landlord’s Expense Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such Lease Year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time during any Lease Year, but no more than twice per Lease Year, Landlord may revise the Landlord’s Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

5.4           Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Landlord’s Operating Expenses for the Lease Year in question exceed the Base Operating Expenses and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the amount by which actual Landlord’s Operating Expenses for the period covered thereby exceed Base Operating Expenses. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of an Event of Default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.5           Audit. For forty-five (45) days following Landlord’s delivery to Tenant of the Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord’s books and records for the purpose of confirming the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within thirty (30) days after Tenant’s examination of Landlord’s books and records, Tenant delivers an objection notice to Landlord specifying in detail why Tenant believes such Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord’s books and records or to dispute any Annual Expense Reconciliation unless (i) Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation, and (ii) Tenant has signed a confidentiality agreement acceptable to Landlord. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord’s books and records. If (i) such audit discloses any overcharge to Tenant, (ii) Landlord disputes such findings, and (iii) any such dispute is not settled by Landlord and Tenant within thirty (30) days after the dispute arises, or such longer period to which they may mutually agree, then such dispute may, at the option of either party, be submitted to arbitration in accordance with Section 29.18 of this Lease. If Tenant’s audit discloses any overcharge to Tenant and Landlord agrees with such findings, or, in the event of a dispute, the arbitrator rules in favor of Tenant, then the amount overcharged to Tenant shall be applied against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Landlord shall refund the surplus to Tenant within thirty (30) days after receipt of Tenant’s audit results. In addition, if the amount of such overcharge is ten percent (10%) or more in excess of the amount actually owed by Tenant, then, in addition to refunding to Tenant the amount of any such overcharges so disclosed, Landlord shall also pay to Tenant the reasonable out-of-pocket cost of Tenant’s audit actually incurred, not to exceed $5,000.00.

5.6           Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Expiration Date or the earlier termination of this Lease.

5.7           Operating Expenses With Respect to Tenant. Tenant shall also pay to Landlord, upon demand, the amount of any increase in Landlord’s Operating Expenses which is attributable to Tenant’s use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any additions, improvements or alterations to the Premises made by or on behalf of Tenant.

5.8           Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Expense Statement.

ARTICLE 6
ELECTRICITY

6.1           Cost of Electricity. Tenant shall pay to Landlord on each Rent Payment Date, in advance, the Minimum Electric Energy Charge. The Minimum Electric Energy Charge represents Landlord’s estimate of the annual cost of providing electric current to the Premises. If Landlord’s electric rates increase, the Minimum Electric Energy Charge will be proportionately increased. In addition, the Minimum Electric Energy Charge will be increased if, based upon a survey of the electrical current and power load requirements in the Premises, Landlord’s electrical consultant reasonably determines that the actual cost of the electric current used in the Premises exceeds the Minimum Electric Energy Charge. Landlord’s consultant shall determine the proper cost of electricity consumed in the Premises based upon the costs and charges then in effect for the Building. The Minimum Electric Energy Charge will be adjusted retroactively to the date of the survey. Within thirty (30) days following the completion of such survey, Landlord shall deliver a copy of the survey to Tenant, together with a statement setting forth the new Minimum Electric Energy Charge and the Survey Adjustment Amount. The “Survey Adjustment Amount” means (i) the new Minimum Electric Energy Charge applicable to the period from the date of the survey until the next Rent Payment Date, less (ii) the total Minimum Electric Energy Charge actually paid by Tenant for the same period. Tenant shall pay the Survey Adjustment Amount to Landlord on the next Rent Payment Date. Notwithstanding anything to the contrary contained herein, in no event will Tenant be entitled to a refund or credit of any kind against the Minimum Electric Charge paid or payable by Tenant, it being understood and agreed that the Minimum Electric Energy Charge is a minimum charge. If Tenant installs any high electrical usage equipment, Landlord reserves the right to place an electrical check meter on such equipment, as well as any other equipment used in conjunction therewith, at Tenant’s sole cost and expense. Tenant shall pay the charges for electrical energy consumed by such high electrical usage equipment in addition to all other sums due under this Lease. At the option of Landlord, Tenant agrees to purchase from Landlord, all light bulbs, fluorescent lighting fixtures, starters, ballasts, lenses and grills used in the Premises, and to pay to Landlord the costs of installing the same.

6.2           Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall be limited to such electric energy reasonably required in connection with the Permitted Use and occupancy of the Premises for ordinary lighting and the operation of typical small business machines (including copying machines and personal computers), and peripheral equipment such as printers, telephone switching equipment and facsimile transmission machines and shall not at any time exceed four (4) watts per square foot (exclusive of electricity for HVAC). In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, connect any fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system serving the Premises. Any changes requested by Tenant must be sent in writing to Landlord, and if, in the reasonable judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Building and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant shall pay Landlord for such costs and expenses within thirty (30) days of Tenant’s receipt of an invoice therefor.

6.3           Electric Meters. Landlord reserves the right to install, at its sole cost and expense, separate meters, submeters, check meters or other measuring devices to measure the electricity consumed in the Premises and in such event the Minimum Electric Energy Charge will be based on actual usage. If direct meters are installed, Tenant shall be responsible for payment of all charges directly to the utility company, such charges to include, without limitation, usage charges, meter reading charges and demand factors. If submeters or check meters are installed, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt of Landlord’s bill therefor, an amount equal to the average actual cost of electrical service per kwh payable by Landlord for the Building times Tenant’s consumption of electrical service in the Premises as shown on said meter(s), plus an administration fee of five percent (5%) to defray the cost to Landlord of the meter readings and associated processing costs. Bills for such electrical usage shall be rendered by Landlord at such times as Landlord may elect and the amounts shown on such bills shall be paid by Tenant as Additional Rent within thirty (30) days after receipt of such bills. Landlord shall be responsible for maintaining and repairing the submeters.

6.4           Utility Deregulation. If permitted by law and provided that such service providers charge competitive market rates, Landlord will have the right to choose the service providers that deliver electricity to the Premises. Tenant shall reasonably cooperate with Landlord and such service providers, at no cost or expense to Tenant, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the law prohibits Landlord from choosing the service providers that deliver electricity to the Premises, then Tenant’s choice of such service providers is subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and no such service provider will be permitted to deliver service to or otherwise affect the Building’s electric system without such consent.

6.5           Landlord Not Liable. Except as otherwise expressly set forth in this Lease, Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Premises. Notwithstanding anything to the contrary in this Section 6.5, in the event any such cessation or interruption of the supply of electricity to the Premises is caused by the gross negligence or willful acts of Landlord and such cessation or interruption shall continue for five (5) consecutive business days and Tenant shall not, as a result thereof, be able to use the Premises for the conduct of its business, the Basic Rent shall be abated for the portion of the Premises affected thereby, for the period from the sixth (6th) business day to the date such failure, delay or inability is cured. The remedies set forth in this Section 6.5 are the sole remedies of Tenant with respect to a cessation or interruption of the supply of electricity, and in no event shall Tenant have a claim of constructive eviction as a result of such cessation or interruption.

ARTICLE 7
MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

7.1           Tenant’s Maintenance. Tenant shall, at its sole cost and expense, keep the Premises in good order and condition (except for ordinary wear and tear, casualty, condemnation, and failure by Landlord to perform its obligations under this Lease) and, except as provided in Section 7.2, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition. Except as expressly provided in this Lease, Landlord will not be obligated to maintain, alter or repair the Premises. All repairs made by Tenant must be at least equal in quality to the original work.

7.2           Landlord’s Repairs. Landlord shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior of the Building, the exterior windows and the roof of the Building, all mechanical, electrical, plumbing, HVAC systems within the Building (other than supplemental HVAC units and the duct distribution systems within the Premises and exclusively serving the Premises) and Common Areas; provided, however, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or gross negligence of Tenant or Tenant’s Visitors, then, subject to any applicable waiver of subrogation, Tenant shall reimburse Landlord, within thirty (30) days following written demand, for the reasonable cost thereof. The costs and expenses incurred by Landlord in connection with such repairs and replacements will be included in Landlord’s Operating Expenses to the extent permitted by the terms of this Lease. All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Landlord must be completed as soon as commercially reasonable in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements.

7.3           Requirements for Tenant’s Maintenance. All maintenance and repair, and each addition, improvement or alteration, performed by or on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors reasonably approved by Landlord to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4           (a)            Permitted Alterations. Provided an Event of Default does not exist, Tenant shall have the right to, subject to Legal Requirements, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed $10,000.00, so long as the same do not (i) require a building permit, (ii) affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) affect any structural element of the Building.

(b)           Landlord’s Consent to Alterations. Tenant shall not make any addition, improvement or alteration outside the Premises to the Property or Building. In addition, Tenant shall not make any addition, improvement or alteration of the Premises having an aggregate cost in excess of $10,000.00 or (i) requiring a building permit, (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, “Major Work”), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval will be at Landlord’s sole and absolute discretion). Tenant shall reimburse Landlord within thirty (30) days following written demand, for its actual third party costs for reviewing any plans for the Major Work.

(c)              Contractors for Major Work. Notwithstanding anything contained in the Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord’s designated engineers and contractors in connection with any Major Work.

7.5           (a)              Surrender of Alterations. Each addition, improvement and alteration to the Premises (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Building unless Landlord, by written notice to Tenant at the time it approves such Tenant Improvement, elects to relinquish Landlord’s right to such Tenant Improvement. If Landlord elects to relinquish its right to any Tenant Improvement, Tenant shall insure such Tenant Improvement in accordance with Section 14.1(a)(ii), and, prior to the Expiration Date, remove such Tenant Improvement and promptly repair any damage to the Premises or the Building caused by the installation or removal of such Tenant Improvement and restore the Premises to the condition existing prior to the installation of such Tenant Improvement, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall Tenant be required to remove any Finish Work and Tenant shall not be required to remove any Tenant Improvement unless Landlord notifies Tenant in writing of such removal requirement at the time it consents to or approves of such Tenant Improvement.

(b)            Removal of Improvements. Tenant may install in, and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property will not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

ARTICLE 8
USE OF PREMISES

8.1           Permitted Use. Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions.

8.2           Prohibited Uses. Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) could overload the electrical or mechanical systems of the Building or exceed the design criteria, the structural integrity, character, appearance or fair market value of the Building, (c) in the reasonable judgment of Landlord, may impair or interfere with the proper and economic heating or air conditioning of the Building; or (d) in the reasonable judgment of Landlord, may interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building.

8.3           Dispensing Food. Tenant shall not have the right to permit the dispensing, preparation, or serving of any beverages or food in the Premises from the kitchenette area of the Premises. Tenant shall only be permitted to warm food using a microwave oven in the kitchenette area, and in no event shall Tenant otherwise cook any food in such area.

8.4           Parking.

(a)           Provided an Event of Default is not continuing, during the term of this Lease, Tenant and its employees, agents and contractors shall be permitted to park up to the number of normal sized passenger vehicles (which includes SUVs) indicated in the Basic Lease Provisions in the parking area of the Property. During the Term, Tenant and/or Tenant’s Visitors shall not: (i) use more parking spaces than the number indicated in the Basic Lease Provisions; (ii) park in spaces designated for the exclusive use of other parties, (iii) park outside of marked parking spaces, (iv) store or park vehicles overnight, (v) maintain, repair or clean any vehicle in the parking area, and (vi) violate any other parking rules and regulations promulgated in writing by Landlord. For each violation of any of the foregoing, Landlord shall (in addition to any other remedy available hereunder) be permitted to charge Tenant a $50.00 fee. If the number of parking spaces in the parking area of the Property is reduced by circumstances beyond the reasonable control of Landlord, the number of spaces indicated in the Basic Lease Provisions will be reduced proportionately.

(b)           Landlord will have no liability for any damage to vehicles on the Property or for any loss of property from within such vehicles, or for any injury suffered by Tenant’s employees or Tenant’s Visitors, except to the extent such loss, damage or injury is caused by Landlord’s gross negligence or willful misconduct, or that of its agents, employees or contractors. Tenant shall advise its employees, Tenant’s Visitors, and any subtenant’s employees of the requirements of this Section 8.4 and Tenant shall be responsible for compliance by such parties with such requirements. If Tenant or Tenant’s Visitors park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking or otherwise violate any parking rules and regulations promulgated in writing by Landlord, then Landlord may, at Tenant’s sole cost and expense, or the cost of the driver or owner of such vehicles, tow such vehicles away from the Property and/or attach violation notices to such vehicles. Any amount due from Tenant pursuant to this Article will be deemed Additional Rent and Tenant shall pay such amounts to Landlord upon demand. Landlord reserves the right, from time to time, to assign and re-assign to Tenant and other tenants of the Building specific parking spaces, and Tenant agrees to be bound thereby, provided that in no event shall the number of parking spaces Tenant has the right to use be materially reduced. Nothing contained herein shall be deemed to impose any obligation on Landlord to police the parking area.

8.5           Permits, Licenses and Authorizations. Tenant shall obtain and maintain in full force and effect, at its sole cost and expense, all permits, licenses or authorizations of any nature required under any Legal Requirement in connection with the operation of Tenant’s business at the Premises.

ARTICLE 9
LANDLORD’S SERVICES

9.1           Landlord’s Services. Landlord shall furnish to Tenant the services set forth in this Article 9. Tenant acknowledges that Landlord is required to furnish air cooling, heat, ventilation, building maintenance and other facilities and services (collectively “Building Services”) only during Building Hours as provided below. If Tenant desires air cooling, heat and ventilation outside Building Hours (such period referred to herein as “Extra Hours”), Landlord will provide air cooling, heat and ventilation to Tenant during such Extra Hours provided that: (i) Tenant pays to Landlord a special charge (“Extra Hours Charge”), and (ii) Tenant’s request for Extra Hours air cooling, heat and ventilation is received by Landlord twenty four (24) hours in advance of the commencement of such Extra Hours air cooling, heat and ventilation. The Extra Hours Charge will be a standard hourly rate determined by Landlord from time to time. The initial Extra Hours Charge will be $150.00 per hour. Tenant shall pay the Extra Hours Charge to Landlord within thirty (30) days after receipt of a statement therefor.

9.2           Elevators. Tenant will have the nonexclusive right to use passenger elevators in the Building, if applicable, to obtain access to the Premises at all times, except during reasonable closures for breakdowns, repairs, or maintenance. Landlord will have no liability for any such closures. If the Building has a freight elevator, Tenant may use it only during times approved in advance by Landlord.

9.3           Heating, Air Cooling and Ventilation. Landlord shall furnish heat when and as required by law and air cooling as appropriate for the season during Building Hours when, in the reasonable judgment of Landlord, it is required for the comfortable occupancy of the Premises. Notwithstanding the foregoing, if, at Tenant’s request, Landlord consents to Tenant’s installation of auxiliary or supplemental air cooling which may only be supplied by an air-cooled split system, Tenant shall pay Landlord for the electricity consumed by such units as measured by submeters installed at Tenant’s sole cost and expense. Tenant shall also be solely responsible for all maintenance and other operational costs of such supplemental units. Landlord shall provide ventilation for the Premises during Building Hours. Tenant shall cooperate fully with Landlord and abide by all regulations and requirements that Landlord reasonably prescribes in writing for the proper functioning and protection of its heating, air cooling and ventilation systems. Tenant shall not construct any partitions or other obstructions that unreasonably interfere with Landlord’s access to Landlord’s mechanical installations, including, but not limited to, air cooling, fans, ventilating and machine rooms and electrical closets, and ceiling and plenum installations. Tenant, its agents, employees and contractors shall not enter any enclosures containing Landlord’s mechanical installations or tamper, adjust, touch or otherwise affect such mechanical installations. Tenant shall keep all windows in the Premises closed when the air cooling system is in operation.

9.4          Water. Landlord shall furnish adequate hot and cold water at standard Building temperatures to the Building for drinking, lavatory and cleaning purposes, the cost of which shall be included in Landlord’s Operating Expenses.

9.5          Common Area Maintenance. Landlord shall furnish electrical lighting, cleaning, and maintenance, repair and replacements of the Common Areas of the Building and the Property and shall keep restroom supplies in stock for all restrooms located in the Common Areas of the Building and the Property.

9.6           Building Directory/Suite Signage.

(a)            At Tenant’s request, Landlord shall include Tenant’s name in the main Building directory and on the floor directory of the Premises, if any. Tenant shall promptly reimburse Landlord for the cost of any changes made to such listing at Tenant’s request.

(b)            Landlord shall install, at Landlord’s sole cost and expense, Building standard suite entry signage listing Tenant’s name. If Tenant requests suite signage different than Landlord’s Building standard suite signage, then (i) such suite signage shall be subject to Landlord’s approval which shall not be unreasonably withheld, conditioned, denied or delayed, and (ii) Tenant, at its sole cost and expense, shall be responsible for all costs incurred in connection with the design, construction, installation, maintenance and repair, compliance with laws, and removal of the suite signage (including the restoration of the area of the Building upon which the suite signage was located to the condition it was in immediately prior to the installation of such suite signage).

9.7           (a)            Office Cleaning. Landlord shall provide the janitorial services described on Schedule C attached hereto (“Janitorial Services”), provided the Premises are kept in reasonable order by Tenant. Janitorial Services will not be provided on Saturdays, Sundays or Building Holidays.

(b)             Special Cleaning Services. If Tenant requests special or more frequent cleaning and janitorial services (“Special Cleaning Services”), Landlord may, upon reasonable advance notice by Tenant, elect to furnish such Special Cleaning Services and Tenant shall pay to Landlord, within thirty (30) days of being billed therefor, the out-of-pocket costs incurred by Landlord in providing such Special Cleaning Services. Special Cleaning Services include, but are not limited to the following: (i) excessive cleaning of permitted eating facilities (if any), including the removal of excessive garbage therefrom, (ii) cleaning of computer centers, including peripheral areas, (iii) cleaning of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms (if any), (iv) cleaning of areas of special security, such as storage units, (v) consumable supplies for private toilet rooms, (vi) cleaning of light fixtures, (vii) cleaning or shampooing of carpeting and the cleaning, waxing, refinishing and buffing of non-carpeted areas, (viii) stain removal, (ix) painting, (x) removal of any refuse in excess of the amount ordinarily accumulated in routine office occupancy, as reasonably determined by Landlord.

9.8           Performance of Janitorial Services. Tenant shall grant Landlord’s cleaning personnel and contractors access to the Premises from and after 5:30 PM on weekdays and at any time on Saturdays, Sundays and Building Holidays for the purpose of performing the Janitorial Services. Tenant shall not unreasonably hinder the performance of the Janitorial Services and, if Tenant does unreasonably hinder the performance of the Janitorial Services, Landlord will have no liability to Tenant on account thereof. Tenant shall supply adequate waste receptacles, cabinets and bookcases to prevent unreasonable hardship to Landlord in discharging its obligations regarding Janitorial Services. If any Legal Requirement requires trash to be separated into different components before carting (e.g., office paper, computer paper, newspaper, cans and bottles), Tenant shall comply with such requirements and Landlord shall supply adequate receptacles for each such component at Landlord’s sole expense.

9.9          Telecommunications. Subject to the Rules and Regulations of Landlord and any applicable telecommunications provider, Tenant will have access to the existing telecommunications system in the Building. Tenant hereby acknowledges that the telecommunications system has been installed and is operated by a third-party provider, not Landlord. Landlord makes no representations or warranties with respect to the telecommunications system. Tenant acknowledges that telecommunications service may be suspended or reduced by reason of repairs, alterations, improvements, accidents, or other causes beyond the reasonable control of Landlord. Any such interruption or suspension of services will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of any of its obligations under this Lease. Tenant shall contract directly with the company providing telecommunications services to the Premises. Tenant shall pay all charges for telecommunications services before any interest or penalties are added thereto and shall furnish to Landlord, upon request, satisfactory proof of payment.

9.10         Interruption of Services. Landlord reserves the right to suspend the Building Services on account of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, acts of God, riot, war, terrorism, interference by civil or military authorities, or any other cause beyond Landlord’s control or for emergency, inspection, cleaning, repairs, replacement, alterations or improvements that Landlord reasonably deems necessary. Landlord shall use reasonable efforts to restore any Building Services suspended pursuant to this Section 9.9. Landlord will not be liable to Tenant for any costs, expenses or damages incurred by Tenant as a result of any failure to furnish any Building Services and such failure will not (i) be construed as a constructive eviction or eviction of Tenant, (ii) excuse Tenant from the performance of any of its obligations hereunder, or (iii) entitle Tenant to any abatement or offset against Basic Rent or Additional Rent. In addition, no deduction from Basic Rent or Additional Rent will be permitted on account of any Building Services not used by Tenant. Notwithstanding anything to the contrary contained in this Section 9.9, if (A) the suspension of Building Services results from Landlord’s gross negligence or willful misconduct, (B) such suspension continues for five (5) consecutive business days, and (C) as a result of such suspension, Tenant shall not be able to operate within the Premises in whole or in part, then beginning on the sixth (6th) business day until such time that the services are no longer suspended or curtailed, Tenant shall be entitled to an abatement of Basic Rent for the portion of the Premises which is rendered untenantable as a result of such suspension. The remedies set forth in this Section 9.9 are the sole remedies of Tenant with respect to a suspension of services, and in no event shall Tenant have a claim of constructive eviction as a result of such interruption of services.

9.11         Energy Conservation. Tenant shall comply with all mandatory energy conservation controls and requirements imposed or instituted by the federal, state or local governments and applicable to office buildings, or as may be required to operate the Building as an office building comparable to equivalent facilities in the county in which the Property is located. These controls and requirements may include, without being limited to, controls on the permitted range of temperature settings in office buildings and curtailment of the volume of energy consumed or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with such controls and requirements will be suspended for the duration of such controls and requirements. Compliance with such controls and requirements will not be considered an eviction, actual or constructive, of Tenant from the Premises and will not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

ARTICLE 10
COMPLIANCE WITH REQUIREMENTS

10.1         Compliance. Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Premises and Tenant’s use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises, subject to Landlord’s obligation to obtain a Certificate of Occupancy for the Premises. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. Notwithstanding anything to the contrary in this Section 10.1, in no event shall Tenant be required to make any capital improvements unless same are required as a result of Tenant’s particular use of the Premises (as opposed to the use of the Premises for general office use) and such capital improvements are not of general application to other occupants. For any capital improvements that Tenant is required to make, Landlord shall make such capital improvements and Tenant shall reimburse Landlord for the costs and expenses incurred by Landlord in connection with making such capital improvements within ten (10) days after receipt of written demand therefor, together with invoice(s) evidencing such costs and expenses.

10.2         Increases in Insurance Premiums. Tenant shall not do, or cause to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of any insurance maintained by Landlord. Tenant shall, within thirty (30) days following written demand, pay to Landlord any such increase in insurance premiums and any other costs incurred by Landlord as result of the gross negligence or willful action of Tenant or Tenant’s Visitors.

ARTICLE 11
COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1        Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws applicable to Tenant’s use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or other event before the Commencement Date, or if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors.

11.2         Copies of Environmental Documents. Tenant shall deliver promptly to Landlord a true and complete copy of any written correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted by Tenant to, or received by Tenant from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

11.3         Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be kept in the Premises, except for de minimis quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not otherwise engage in, or cause or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Substances.

11.4         (a)            Discharge. If a spill or discharge of a Hazardous Substance occurs on or from the Premises during the Term, Tenant shall, upon Tenant becoming aware of such spill or discharge, give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any written notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any written notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such Hazardous Substance).

(b)            Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any Hazardous Substance on or from the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

11.5         Failure to Comply. In connection with this Article 11, if Tenant fails to fully comply with the applicable provisions of any Environmental Law prior to the Expiration Date, to the extent the Premises are not able to be occupied as a result of such failure, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with such Environmental Law. Upon Tenant’s full compliance with such Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

11.6         Notices. If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

11.7         Survival. Tenant’s obligations under this Article 11, which accrue during the Term hereof, shall survive the expiration or earlier termination of this Lease.

ARTICLE 12
DISCHARGE OF LIENS

Within thirty (30) days after receipt of notice thereof, Tenant shall discharge any Lien on the Premises, the Basic Rent, Additional Rent or any other sums payable under this Lease caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease.

ARTICLE 13
PERMITTED CONTESTS

Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14
INSURANCE; INDEMNIFICATION

14.1         (a)            Tenant’s Insurance. Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New York and are rated at least A (Class X) in Best’s Key Rating Guide:

(i)              Commercial General Liability Insurance which shall include premises liability, contractual liability, damage to rented premises, personal & advertising injury and products/completed operations coverage. Policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. If the policy covers other locations owned or leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii)            Special Form (“All Risk”) Property, insuring all equipment, trade fixtures, inventory, fixtures or personal property or any Tenant Improvements which are the responsibility of Tenant located on or in the Premises with an agreed amount endorsement and equal to the full replacement cost value of such property. Tenant acknowledges that Landlord will not carry insurance of any kind on Tenant’s equipment, trade fixtures, inventory, fixtures or personal property or any Tenant Improvements which are the responsibility of Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(iii)           Workers’ Compensation Insurance as required by applicable laws of the State in which the Premises is located, including Employers’ Liability Insurance with limits of not less than: (x) $100,000 per accident; (y) $500,000 disease policy limit; and (z) $100,000 disease, each employee. Such insurance shall include a waiver of subrogation in favor of Landlord.

(iv)           Business Interruption Insurance with limits of not less than the amount necessary to cover continuing expenses including rents and extra expenses for at least one (1) year.

(v)            Excess or Umbrella Liability Insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate providing coverage in excess of, and follow-form to, the primary commercial general liability and employer’s liability insurance required herein.

(vi)           Such other insurance as Landlord reasonably deems necessary and prudent or as may be required by any Lender or Master Landlord.

(vii)          In addition to the aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry, or shall cause to be carried by applicable contractors and subcontractors, and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respect to (A) workers’ compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory limits, (B) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, (C) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonably satisfactory to Landlord, and (D) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contractors or subcontractors.

(b)           Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party and (except for worker’s compensation and property insurance) all policies shall name as additional insureds for on-going and completed operations, Landlord, Senlac Ridge Partners, LLC, Senlac Property Management, LLC, Columbia FundSub Management, LLC, Columbia Real Estate Management, LLC, Columbia Property Trust, Inc., the holder(s) of any mortgage(s) encumbering the Premises, and all of their respective affiliates, members, officers, employees, agents and representatives, managing agents, and other designees of Landlord and its successors as the interest of such designees shall appear. Upon request by Landlord, Tenant shall deliver a copy of its policies of insurance to Landlord for review. In addition Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination, or non-renewal of coverage to Landlord. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $10,000. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c)           Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) ACORD Form 28 with respect to property insurance; and (ii) ACORD Form 25 with respect to liability insurance or, in each case, on successor forms approved by Landlord, and in any event state as the certificate holder: Compliance Services Corporation, on behalf of Senlac Ridge Partners, LLC, LLC, P.O. Box 2750, Montgomery Village, MD 20886.

(d)            No Separate Insurance. Tenant shall not obtain or carry separate property insurance concurrent in form or contributing in the event of loss with that required by Section 14.1(a)(ii) unless Landlord and Tenant are named as insureds therein.

(e)            Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but shall not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

14.2        Waiver of Subrogation. Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder provide or endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which property insurance is carried or is required to be carried under this Lease. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder.

14.3         Indemnification. Tenant hereby indemnifies, and shall pay, protect and hold harmless Landlord from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys’ fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, contractors, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises during the Term, (ii) any violation of any Legal Requirement or Insurance Requirement by Tenant or Tenant’s Visitors, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises by or on behalf of Tenant, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (vi) any act or omission of Tenant or Tenant’s Visitors. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

14.4         No Claims.

(a)           Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any claim against Landlord for (i) any damage to, or loss of, any property of Tenant or any other person, (ii) business interruption or special, consequential, indirect or punitive damages, or (iii) any acts or omissions of any other tenants in the Building or on the Property. Tenant hereby waives all claims against Landlord with respect to the foregoing. The provisions of this Section 14.4(a) will survive the expiration or earlier termination of this Lease.

(b)           Notwithstanding anything to the contrary contained in this Lease, Landlord shall not make any claim against Tenant for (i) any damage to, or loss of, any property of Landlord or any other person, or (ii) except as contemplated in Section 24.3, business interruption or special, consequential, indirect or punitive damages. Landlord hereby waives all claims against Tenant with respect to the foregoing. The provisions of this Section 14.4(b) will survive the expiration or earlier termination of this Lease.

ARTICLE 15
ESTOPPEL CERTIFICATES

15.1         Estoppel Certificates. Upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying to Landlord (i) the Commencement Date, (ii) the Expiration Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, except as specifically provided in the estoppel certificate, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, except as specifically provided in the estoppel certificate, (xii) that, to the best of Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to the best of Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, except as specifically provided in the estoppel certificate, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Expiration Date or to purchase the Premises, except as specifically provided in this Lease, (xv) that Tenant has not received any written notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, except as specifically provided in the estoppel certificate, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as specifically provided in the estoppel certificate, (xvii) that, to the best of Tenant’s knowledge, no Hazardous Substances have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises in violation of any Legal Requirements by or on behalf of Tenant, except as specifically provided in the estoppel certificate, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges and agrees that such statement may also be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof.

15.2         Tenant’s Failure to Execute Estoppel Certificate. If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with Section 15.1, then Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the estoppel certificate pursuant to Section 15.1, together with a fully completed estoppel certificate. If Tenant fails to deliver to Landlord an executed estoppel certificate satisfying the criteria set forth in Section 15.1 within ten (10) days after the delivery of such notice, then Tenant shall be deemed to be estopped from raising any claims which are contrary to the statements set forth in the estoppel certificate delivered by Landlord.

ARTICLE 16
ASSIGNMENT AND SUBLETTING

16.1       Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof are sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease.

16.2         Tenant’s Notice. If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a check in the amount of $1,500.00 to defray Landlord’s legal review and other associated processing costs and a written notice (“Tenant’s Notice”) setting forth in reasonable detail:

(a)            the name and address of the proposed subtenant or assignee;

(b)           the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant’s Notice is delivered to Landlord), including a draft of the proposed sublease or assignment agreement;

(c)            the nature and character of the business of the proposed subtenant or assignee and the proposed use of the Premises;

(d)            banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and

(e)            in the case of a subletting, complete plans and specifications for any work to be done in the Premises to be sublet.

16.3         Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee’s or subtenant’s financial condition is not, in the reasonable judgment of Landlord, comparable to that of Tenant on the date this Lease was executed or as of the effective date of the assignment or sublease, whichever is greater, (2) the quantity or location of the space proposed to be sublet is inappropriate in the reasonable judgment of Landlord, (3) the proposed sublease or assignment would be to an existing tenant, subtenant or other occupant of the Building (or to any subsidiary or affiliate of the foregoing) who has toured space in the Building or with whom Landlord has exchanged correspondence regarding the leasing of space in the Building during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice, and Landlord has comparable space in the Building available for lease, (4) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate thereof) with whom Landlord has negotiated for the leasing of space in the Building or any other building owned by Landlord or an affiliate of Landlord during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice and Landlord has comparable space in the Building available for Lease, (5) the business of the proposed subtenant or assignee or use of the Premises is not compatible with the type of occupancy of the Building, or such business or use will create increased use of the facilities of the Building, or (6) the proposed subtenant or assignee will, in Landlord’s reasonable judgment, demean the character of the Building. As a condition to Landlord’s consent under this Section 16.3, Landlord shall have obtained the consent to such proposed subletting or assignment from the holder of any Underlying Encumbrance if Landlord is required to obtain such party’s consent to such subletting or assignment under the terms of any such Underlying Encumbrance.

16.4          Requirements. In addition to the foregoing requirements,

(a)            no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, an Event of Default exists;

(b)           no assignment or sublease will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant’s Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds;

(c)            Tenant shall not publicly advertise in any publication, flyer or mass electronic communication any sublease or assignment at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity; and

(d)           Tenant shall pay Landlord within thirty (30) days after demand, as Additional Rent, not to exceed $2,500.00 all reasonable costs and expenses incurred or paid by Landlord in connection with any proposed assignment or subletting, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable legal fees and expenses incurred in connection with the review of the proposed assignment or sublease and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to pay regardless of whether Landlord consents to the proposed assignment or sublease) less the $1,500.00 previously delivered to Landlord pursuant to Section 16.2.

16.5          Recapture If Tenant proposes to assign this Lease, or sublease a portion of the Premises affecting, collectively with all other subleases then in effect, more than fifty percent (50%) of the rentable square footage of the Premises, then Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s Notice (the “Recapture Space”). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b)            Landlord’s Exercise. If Landlord elects to exercise its recapture right and the Recapture Space is less than the entire Premises, then Landlord, at its sole expense, will have the right to make any alterations to the Premises required, in Landlord’s reasonable judgment, to make such Recapture Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant’s business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises on account of such work and will not be liable to Tenant on account of same.

16.6          Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:

(a)            The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

(b)           At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within five (5) days after Landlord’s request therefor.

(c)            The term of the sublease must not extend beyond a date which is one day prior to the Expiration Date.

(d)           The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent.

(e)           The subtenant must waive the provisions of any law that gives the subtenant any right to terminate the sublease or to surrender possession of the subleased premises if Landlord brings any proceedings to terminate this Lease.

16.7         Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate or Successor Entity will not require Landlord’s consent and will not be subject to Sections 16.1 (first sentence only), 16.2(d), 16.3, 16.4(b), 16.5 and 16.16, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) days after execution thereof. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest. “Successor Entity” means (i) a corporation or other business entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or other business entities provided that by operation of law or by effective provisions contained in instruments of merger or consolidation, the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or (ii) an individual, corporation or other business entity acquiring all or substantially all of the stock of Tenant, or all or substantially all of the assets of Tenant, and assuming the obligations of Tenant under this Lease, or (iii) any corporate successor or other business entity successor to a successor corporation becoming such by either of the methods described in subdivision (i) and (ii) above. If, as of the effective day of an assignment to a Successor Entity, the net worth of such Successor Entity or any guarantor of the obligations under this Lease is less than Tenant’s net worth as of the date of this Lease or as of the day immediately prior to the date of the deemed assignment, whichever is greater, and Landlord, in its reasonable discretion, determines that additional security is needed from the Successor Entity, then the Successor Entity shall post such security as Landlord reasonably requires in the form required pursuant to Article 28 hereof.

16.8        Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord in compliance with this Article 16 (including the delivery of a Tenant’s Notice):

(a)            any assignment or transfer of this Lease by operation of law;

(b)            any hypothecation, pledge, or collateral assignment of this Lease;

(c)            any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

(d)            except as expressly set forth in Section 16.7, any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

(e)            except as expressly set forth in Section 16.7, any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 25% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant or the ability to control the management of Tenant.

16.9        Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.10      Tenant Remains Liable. Notwithstanding whether notice is given to Landlord or the consent or approval of Landlord is requested or obtained, no assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant or any successor tenant thereto from any liability under this Lease and such party(ies) will continue to remain primarily liable under this Lease for the payment of all Basic Rent and Additional Rent and for the performance of all other obligations to be performed by Tenant under this Lease. Following an Event of Default by any Tenant or a sublessee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant and/or any successor tenant thereto without the necessity of commencing or exhausting any or all remedies against Tenant. In the event of an assignment of this Lease by Tenant, Tenant shall deliver to Landlord a separate and independent agreement in form reasonably satisfactory to both Landlord and Tenant which confirms that Tenant is unconditionally bound by the provisions of this Section 16.10 and expressly provides that the liabilities of Tenant under this Lease shall continue and remain in full force and effect as if the Lease has not been terminated notwithstanding that this Lease is (i) disaffirmed, rejected or terminated in, or by reason of, any proceeding of the types described in Sections 19.1(d), (e) or (f) of this Lease, or in any similar proceeding respecting the then Tenant under this Lease, or (ii) terminated by reason of an Event of Default.

16.11       Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment. Tenant shall, within thirty (30) days following a written demand, reimburse Landlord for all costs, including, but not limited to, reasonable attorneys’ fees and disbursements, incurred by Landlord in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications in connection with any construction to be performed in the Premises.

16.12       Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within ninety (90) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

16.13      No Liability. Under no circumstances will Landlord be liable to Tenant for any failure or refusal to grant its consent to any proposed assignment or sublease. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent to any proposed sublease or assignment. Tenant’s sole and exclusive remedy will be an action for specific performance, injunction or declaratory judgment.

16.14      Indemnification. If Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.15       (a)           Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(b)           Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

16.16        Landlord’s Right to Negotiate. After Landlord recaptures the Recapture Space, Landlord will have the right to (i) negotiate directly with any proposed subtenant or assignee of Tenant, and (ii) enter into a direct lease with any proposed subtenant or assignee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to Landlord and the proposed subtenant or assignee.

ARTICLE 17
CASUALTY

17.1        Notice. If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing, after Tenant becomes aware of such damage, of the extent of such damage.

17.2         Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate.

17.3        Premises Untenantable. If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent will be equitably abated with respect to the portion of the Premises rendered untenantable.

17.4         Termination.

(a)         If the Building is damaged and, in Landlord’s reasonable judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date such casualty.

(b)         If the Premises and/or the Building are damaged and, in Landlord’s sole judgment, Restoration cannot be completed within three hundred sixty five (365) days following the date of such damage or a material portion of the Premises is damaged and rendered untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty (or, with respect to Tenant, within sixty (60) days after Landlord notifies Tenant that it will take more than three hundred sixty five (365) days to complete Restoration). If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. If the Restoration is not completed within three hundred sixty five (365) days from the date of such casualty, Tenant shall have the right to terminate this Lease at any time following the expiration of such three hundred sixty five (365) day period but prior to the completion of such Restoration, and all Basic Rent and Additional Rent will be prorated as of the date of such casualty.

17.5         Restoration. If the Net Award received by Landlord plus the amount of Landlord’s deductible is not adequate to complete Restoration or if the holder of any Underlying Encumbrance elects to retain the Net Award, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained or the date on which the holder of any Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if the damage to the Building results in the termination of any underlying ground lease.

17.6         Section 227 of the New York Real Property Law. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such an express agreement, and any other law of like import now or hereafter enacted, shall not apply.

ARTICLE 18
CONDEMNATION

18.1         Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

18.2         Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

18.3         Portion of Premises. In the event of a Taking of thirty percent (30%) or more of the Premises, if Tenant determines in good faith that the Taking will have a permanent, material, adverse effect on Tenant’s operations at the Premises, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord and such termination shall be effective as of the date of such Taking. If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days after the date the condemning authority takes possession of the applicable portion of the Premises, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken.

18.4         Restoration. If (a) the Net Award is inadequate to complete Restoration, or (b) in the case of a Taking of thirty percent (30%) or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the later of (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises. Landlord’s obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

ARTICLE 19
EVENTS OF DEFAULT

19.1        Events of Default. Any of the following occurrences, conditions or acts are an “Event of Default” under this Lease:

(a)         Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within five (5) days of the date such payment is due, provided that the first time in any twelve (12) month period that Tenant so fails to make such payment when due, Landlord shall provide Tenant with a written notice of such failure and Tenant shall have five (5) days from its receipt of such notice to cure such failure.

(b)         Tenant vacates the Premises for a period in excess of sixty (60) days without the payment of Rent; provided, however, that if Tenant is required to vacate the entire Premises as a result of a casualty, an Event of Default will not be deemed to have occurred unless Tenant fails to take actual occupancy of the Premises within ninety (90) days after the Restoration has been substantially completed.

(c)          Tenant abandons the Premises for a period of thirty (30) consecutive days or more without the payment of Rent.

(d)         Tenant or any guarantor of Tenant’s obligations hereunder (“Guarantor”) files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.

(e)          A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not discharged within sixty (60) days after the filing thereof.

(f)          A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or such Guarantor consents to or acquiesces in such appointment.

(g)        The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment.

(h)         Tenant uses or permits the use of the Premises for any purpose other than expressly specified in Section 8.1.

(i)          Tenant fails to comply with any of the provisions of Article 11.

(j)          Tenant fails to discharge any Lien within the time period set forth in Article 12.

(k)         Tenant fails to maintain the insurance required by Article 14, or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c).

(l)          Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein.

(m)        Tenant assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16.

(n)         Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein.

(o)         Tenant fails to comply with any Legal Requirement or Insurance Requirement in violation of this Lease, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(p)         Tenant defaults in the performance of any of the covenants or obligations set forth in Section 8.4(a) and such default continues for a period of forty-eight (48) hours after Landlord gives telephonic or written notice to Tenant specifying such default and demanding that the same be cured.

(q)         Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (p) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(r)          Any Guarantor defaults under the terms and conditions of any guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by any Guarantor are untrue or materially misleading as of the date of the guaranty is delivered to Landlord.

If the same default shall occur two (2) or more times in any consecutive twelve (12) month period, regardless if any such default is cured within the applicable notice and cure period, then there shall be deemed to be an Event of Default as of the third (3rd) occurrence of such default, and Landlord shall have the right to exercise any remedies it may have at law or in equity or under this Lease.

Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, each provision of this Section 19.1 regarding the time period within which to correct a non-monetary default will be deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services reasonably deemed critical by Landlord to the operation of the Building, or (iii) avoid or correct a violation of any Legal Requirement.

ARTICLE 20
CONDITIONAL LIMITATIONS, REMEDIES

20.1         Termination. This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Expiration Date.

20.2        Remedies.

(a)          Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b)         If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder, as same come due under the Lease, until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys’ fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c)         If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys’ fees and disbursements, reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

20.3         Liquidated Damages. Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

20.4         Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.

20.5         Indemnity Survives. Nothing herein will be deemed to affect Landlord’s indemnification rights under Section 14.3.

20.6         Attorneys’ Fees. If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys’ fees and costs incurred by the prevailing party in such action or proceeding.

20.7        Landlord’s Cure Rights. If Tenant is in default of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency or with respect to the imposition of any Lien against all or any portion of the Premises, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Upon Landlord’s demand, Tenant shall pay to Landlord an amount equal to one hundred ten percent (110%) of all of the actual costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

20.8        Remedies Not Exclusive; No Waiver. Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by Landlord or in any way defeat or otherwise affect the rights and remedies of Landlord hereunder.

20.9         Mitigation. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages caused by an Event of Default to the extent required by Legal Requirements.

ARTICLE 21
ACCESS; RESERVATION OF EASEMENTS

21.1        Landlord’s Access.

(a)         Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Property will have the right, at all reasonable hours, on no less than one (1) business days’ advance written notice, and in the presence of a representative of Tenant, to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord’s sole reasonable judgment, are necessary for the safety and preservation of the Premises and the Building; (3) erect, maintain, repair or replace wires, cables, ducts, pipes, conduits, vents or plumbing equipment; (4) show the Premises to prospective new tenants during the last twelve (12) months of the Term; and (5) show the Premises to any mortgagees or prospective purchasers of the Premises. Landlord shall give Tenant three (3) business days prior written notice before commencing any non-emergency repair or alteration. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use and occupancy of the Premises for the Permitted Use in connection with any such entrance.

(b)         Landlord will have the right, at any time, to (1) change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (2) make repairs, alterations or improvements to any portion of the Building; (3) designate portions of the Building and the Property as Common Areas and change such designations from time to time in Landlord’s sole discretion, (4) change the name and/or number of the Building; and (5) change lawns, sidewalks, driveways, parking areas and/or streets adjacent to or around the Building. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use and occupancy of the Premises for the Permitted Use in connection with its exercise of any such rights.

21.2         Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.3        No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same.

21.4        Minimum Inconvenience. All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.

21.5        Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.

21.6         Reservation of Rights. Landlord reserves the right to make changes, alterations, additions (including separate structures), improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to Section 7.2, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building, in each case as Landlord reasonably deems necessary; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22
ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23
SUBORDINATION

23.1         Subordination. This Lease and the term and estate hereby granted are subject and subordinate to the lien of each mortgage which now or at any time hereafter affects all or any portion of the Premises or Landlord’s interest therein and to all ground or master leases which now or at any time hereafter affect all or any portion of the Property (any such mortgage, ground lease or master lease being referred to herein as an “Underlying Encumbrance”). The subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance will be self-operative and no further instrument will be required to effect any such subordination; provided, however, that, upon not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all commercially reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

23.2         Conveyance by Landlord. If all or any portion of Landlord’s estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance (except to the extent such act or omission is continuing in nature and continues to occur following such sale or conveyance), (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit and except to the extent such payment is actually received by such person, firm or corporation), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest.

23.3         Cure Rights. In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty act or omission. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance.

23.4        Reasonable Modifications. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Landlord requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant shall not unreasonably withhold, delay or condition its consent to such modifications, provided that such modifications do not (i) increase the Basic Rent or Additional Rent, (ii) increase the security deposit, (iii) reduce the Term, (iv) affect the termination, extension or expansion options, (v) materially and adversely affect the leasehold interest created by this Lease, or (vi) materially and adversely affect the manner in which Tenant’s operations are conducted at the Premises.

ARTICLE 24
TENANT’S REMOVAL

24.1         Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.

24.2          Landlord’s Early Entry. If, at any time during the last six (6) months of the Term, Tenant has vacated the entire Premises in connection with the conduct of its business, Landlord may elect, at its option, to enter such part of the Premises to alter and/or redecorate the same. Tenant hereby irrevocably grants to Landlord a license to enter such part of the Premises to perform such alterations and/or redecorations. Landlord’s exercise of its rights under this Section 24.2 will not relieve Tenant from any of its obligation under this Lease.

24.3         Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to one and one-half (1½) times the Basic Rent and Additional Rent payable for the month immediately preceding the expiration or earlier termination of this Lease for the first thirty (30) days of such holding over, and thereafter, two (2) times the Basic Rent and Additional Rent payable for the month immediately preceding the expiration or earlier termination of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay, so long as (i) Landlord has notified Tenant that Landlord has executed a lease or other occupancy agreement for all or any portion of the Premises, and (ii) a holdover by Tenant continues for the longer of sixty (60) days after the date this Lease expires or thirty (30) days after Landlord delivers to Tenant notice of such executed lease. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. Nothing contained in this Section shall preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding and this provision shall be deemed to be an agreement expressly “providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25
BROKERS

Tenant and Landlord each represents and warrants to the other that it has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. Tenant and Landlord shall each indemnify and hold harmless the other from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with such indemnifying party in connection with this Lease. Landlord shall pay the commission, if any, due to the Brokers pursuant to a separate agreement. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE 26
NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Any notice delivered by the attorney for Landlord or Tenant shall be deemed to be delivered by Tenant or Landlord, as the case may be.

ARTICLE 27
NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with the occupancy and/or use of the Premises by Tenant and Tenant’s Visitors; rather, Tenant agrees to look solely to Landlord’s interest and estate in the Building and the Property for the satisfaction of Tenant’s remedies arising out of or related to this Lease.

ARTICLE 28
SECURITY DEPOSIT

28.1        Security.

(a)         Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an unconditional “evergreen” letter of credit in an amount equal to the Security set forth in the Basic Lease Provisions and in substantially the form set forth in Schedule F attached hereto from a recognized commercial banking institution located in the City of New York and having a net worth of at least $500,000,000.00. The letter of credit (or any renewal thereof) shall not expire before the date that is sixty (60) days after the Expiration Date or earlier termination of this Lease, provided, that, if Tenant is unable to obtain a letter of credit expiring as of such date, then (i) the letter of credit with the “evergreen” renewals shall have a term of at least one (1) year, and (ii) Tenant shall deliver to Landlord a new letter of credit satisfying the provisions of this Section 28.1(a) at least sixty (60) days prior to the final expiration date of the expiring letter of credit and, if Tenant fails to timely provide Landlord with such replacement letter of credit, Landlord will have the right to cash the letter of credit and retain the proceeds as security hereunder. The letter of credit will be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease. The letter of credit must be payable upon sight draft, together with a certification from Landlord that Tenant is in default under this Lease. If (i) any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant, or (iii) Tenant fails to perform any of its obligations under this Lease, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to draw down such letter of credit to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant’s default. The Security will not be deemed to be (x) a limitation on Landlord’s damages or other rights and remedies available under this Lease or at law or equity, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security, Tenant shall immediately restore the Security to its original amount. If the letter of credit requires renewal, Tenant shall furnish to Landlord evidence of such renewal at least thirty (30) days prior to the expiration date of the letter of credit. If Tenant fails to timely provide Landlord with such evidence of renewal, Landlord will have the right to cash the letter of credit and to retain the proceeds as security hereunder. In such event, the Security shall be held by Landlord in an interest bearing account pursuant to the provisions of Section 7-103 of General Obligations Law of the State of New York, with interest thereon to belong to Tenant, except in the event of a default, and paid to Tenant upon the Expiration Date or earlier termination of this Lease, unless sooner applied to a default. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security. If, as of the three (3) year and five (5) month anniversary of the Commencement Date Tenant (i) has not defaulted in the payment of any Basic Rent or Additional Rent during the Term, and (ii) has not otherwise defaulted in the performance of any material non-monetary obligation hereunder, then Tenant shall have the right to reduce the letter of credit required hereunder to $17,542.00. If Tenant qualifies for the reduction in Security pursuant to the immediately preceding sentence, Tenant shall either deliver to Landlord an amendment to the then existing letter of credit evidencing such reduction or Tenant shall deliver to Landlord a new letter of credit in such reduced amount and otherwise satisfying the requirements set forth in Section 28.1. Upon Tenant’s deposit with Landlord of such new letter of credit, Landlord shall promptly return the letter of credit then held by Landlord to Tenant. For the avoidance of doubt, a letter of credit in the form attached hereto as Schedule F shall satisfy the requirements of this Article 28.

(b)         If at any time during the Term (as the same may be extended) Landlord determines that the financial condition of the issuer of the then current letter of credit is such that Landlord’s ability to draw upon such letter of credit is, or in the future may be, impaired, restricted, refused or otherwise adversely affected, then Tenant shall, within ten (10) business days of Landlord’s written request to Tenant, obtain a replacement letter of credit in substitution for the then current letter of credit in the form and amount required herein from an issuer acceptable to Landlord in Landlord’s reasonable discretion. If Tenant fails to timely provide Landlord with such replacement letter of credit, Landlord will have the right to cash the letter of credit and to retain the proceeds as security hereunder. In addition, if at any time during the Term (as the same may be extended) a receiver is appointed for any issuer of a letter of credit held by Landlord hereunder, Landlord will have the right to cash such letter of credit and to retain the proceeds as security hereunder.

28.2         Increase in Security. If Tenant is in default under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Security will automatically be increased to an amount equal to the greater of: (i) one hundred fifty percent (150%) of the original Security, and (ii) three (3) months then current Basic Rent. Tenant shall pay the amount of such increase in the Security to Landlord upon demand.

28.3         Return of Security. So long as Tenant is not in default in the performance of any of its obligations under this Lease, any part of the Security not used, applied, or retained by Landlord shall be returned to Tenant within sixty (60) days after the end of the Term, subject to Landlord’s final inspection of the Premises. Notwithstanding the foregoing, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, then Landlord shall return the Security to such assignee and, upon such return, will be released from all liability with respect to the Security.

28.4         Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

28.5         Transfer of Security. In the event of any transfer of title to the Property or the Building or any assignment of Landlord’s interest under this Lease, Landlord will have the right to transfer the Security to such transferee, provided that Landlord gives Tenant the name and address of such transferee. Following any such transfer of the Security, Landlord will be automatically released from all liability for the return of the Security. The provisions of this Section 28.5 will apply to every transfer of the Security to a new transferee.

ARTICLE 29
MISCELLANEOUS

29.1         Miscellaneous. This Lease may not be amended except by an instrument in writing signed on behalf of both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Lease will bind and benefit both parties’ permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

29.2         No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises prior to the Expiration Date or earlier termination of this Lease, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Expiration Date or the earlier termination of this Lease and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

29.3          Statements and Bills. Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.

29.4          Intentionally Deleted.

29.5         Tenant’s Financials. Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant shall deliver to Landlord, within one hundred eighty (180) days after the close of each Tenant’s fiscal year, a balance sheet and statement of income and expense for such year (which statement must separately set forth the expenses of the Premises). In addition, Tenant shall provide Landlord, within ten (10) days of Landlord’s request, such other information with respect to Tenant as Landlord may reasonably request from time to time. All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm.

29.6         No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

29.7         Access. Subject to all applicable Legal Requirements and to Landlord’s Rules and Regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

29.8         Rules and Regulations. Tenant, for itself and for Tenant’s Visitors, covenants to comply with the Rules and Regulations attached hereto as Schedule E. Landlord will have the right to amend the Rules and Regulations from time to time, in writing, and Tenant, on behalf of itself and Tenant’s Visitors, agrees to comply with such amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control.

29.9        Authority. Tenant and Landlord each represents and warrants to the other: (i) the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by the representing party have been duly and validly authorized by its general partners, to the extent required by its partnership agreement and applicable law, if the representing party is a partnership or, if the representing party is a limited liability company, by its manager, representative(s) or members to the extent required by its operating agreement and applicable law or, if the representing party is a corporation, by its board of directors, if necessary, and by its stockholders, if necessary, at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; (ii) no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the representing party’s execution and delivery of this Lease; and (iii) the individual (or individuals) who executes and delivers this Lease on behalf of the representing party is authorized to do so.

29.10       Liability of Landlord. The Term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession of the Property at the time in question of the landlord’s interest in this Lease. Landlord may sell its fee ownership or leasehold interest in the Building or the Property, and/or transfer or assign its rights under this Lease. In the event of any sale of such interest or transfer of such rights and upon the assumption, in writing, of the obligations of Landlord under this Lease by such assignee or transferee, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability in respect of the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of such ownership.

29.11       Waiver of Stay. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law then in force, in connection with any holdover proceedings or other action or proceeding regarding this Lease, Tenant’s rights as a tenant of the Building, or Tenant’s possession of the Premises.

29.12       Requests for Consent. Except as otherwise expressly set forth in this Lease, Tenant shall pay to Landlord, within thirty (30) days after demand therefor, as Additional Rent, all reasonable, actual out-of-pocket fees, charges or other expenses Landlord actually incurs (including its reasonable legal fees and expenses) arising out of any request for consent or approval of any matter hereunder.

29.13       Window Cleaning. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the New York Labor Law (or any successor statute thereto) or any other Legal Requirement.

29.14       Drafting Ambiguity. The parties acknowledge that this Lease has been reviewed by respective counsel and all terms have been considered and negotiated independently. Consequently, any rule that ambiguities shall be interpreted against the drafter shall not apply and there shall be no presumption favoring one party or the other in the interpretation of this Lease. Furthermore, no prior draft of this Lease shall be used or considered in the interpretation of this Lease.

29.15       Counterparts. This Lease may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. Notwithstanding any law or presumption to the contrary, this Lease may be executed electronically or by pdf and each party has the right to rely upon an electronic or pdf counterpart of this Lease signed by the other party to the same extent as if such party had received an original counterpart, and such counterpart of this Lease shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

29.16       Force Majeure. Neither party shall be held responsible for delays in the performance of its non-monetary obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, pandemic, epidemic, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party.

29.17       Quiet Enjoyment. Tenant, upon payment of the rent herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant’s part to be performed and observed, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Premises without any manner of suit, trouble or hindrance of and from any person claiming by, through or under Landlord subject to the terms of the Lease including, but not limited to, Article 23.

29.18       Arbitration. In any case in which it is provided by the terms of this Lease that any matter be determined by arbitration, the same shall be settled by arbitration in the County seat of the County in which the Property is located in accordance with the Rules of the American Arbitration Association (or its successor then existing) by a panel of three arbitrators. The determination in such arbitration proceeding shall be conclusive upon the parties, and judgment upon any award or decision may be entered in any court having jurisdiction thereof. The costs, fees, and expenses of the arbitrator or arbitrators, and/or the American Arbitration Association shall be shared equally by the parties thereto provided that Landlord and Tenant shall each pay their respective legal fees. This Section 29.18 shall survive termination or expiration of this Lease.

29.19       Subordination of Landlord’s Lien. Landlord shall, upon the written request of Tenant’s lender, subordinate all statutory and contractual liens which it may be entitled to assert against any of Tenant’s property, provided Tenant’s lender enters into a Landlord’s lien subordination agreement on Landlord’s form of such agreement.

ARTICLE 30
USA PATRIOT ACT

Tenant and Landlord each represents, warrants and covenants that neither it nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

ARTICLE 31
EARLY TERMINATION OPTION

31.1            Early Termination Option. Tenant shall have the one time right to terminate this Lease effective as of the five (5) year and five (5) month anniversary of the Commencement Date (the “Early Termination Date”) by delivering notice thereof to Landlord (the “Early Termination Notice”) no later than the four (4) year and five (5) month anniversary of the Commencement Date (time being of the essence with respect to the giving of such notice). Tenant’s right to terminate this Lease is contingent upon (a) timely delivery of the Early Termination Notice, (b) Tenant not being in default of any monetary obligation or any material non-monetary obligation under this Lease as of the date of the giving of the Early Termination Notice or as of the Early Termination Date, and (c) Tenant delivering to Landlord, at the same time Tenant delivers to Landlord the Early Termination Notice, a payment in an amount equal to $84,159.15 (the “Early Termination Payment”). The failure of Tenant to timely give Landlord the Early Termination Notice and/or the Early Termination Payment shall render any Early Termination Notice delivered to Landlord null and void and this Lease shall continue in full force and effect pursuant to the terms hereof. If Tenant properly terminates the Lease pursuant to the provisions of this Article 31, the Lease shall expire at midnight on the Early Termination Date as if such date was the date set forth in the Lease as the Expiration Date.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord:

2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company

By:
Name: Stephen J. Cusma
Title: Vice President/Secretary

WITNESS:	Tenant:

COGNITION THERAPEUTICS, INC., a Delaware corporation

By:
Name: Lisa Ricciardi
Title: President/CEO

SCHEDULE A

PREMISES

Schedule A

SCHEDULE B

CONFIRMATION OF COMMENCEMENT AGREEMENT

This CONFIRMATION AGREEMENT (this “Agreement”) is dated            , 20      and is between 2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated [            ], 20__ (the “Lease”) covering certain premises in the building located at 2500 Westchester Avenue, Purchase, New York 10577, as more particularly described in the Lease, and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease:

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.            Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.

2.           The Commencement Date is                  , 20__.

3.           The Expiration Date is            , 20__.

4.            Basic Rent shall be payable as follows:

From                  20__ through            20__, $[            ]

per annum due and payable, in advance, on or before the first day of each month in equal monthly installments of $[            ].

From                  20__ through      20__, $[            ]

per annum due and payable, in advance, on or before the first day of each month in equal monthly installments of $[            ] per month.

From                  20__ through            20__, $[            ] per annum due and payable, in advance, on or before the first day of each month in equal monthly installments of $[            ] per month.

From                  _20__ through      20__, $[            ] per annum due and payable, in advance, on or before the first day of each month in equal monthly installments of $[            ] per month.

5.            The Early Termination Payment payable pursuant to Article 31 of the Lease is an amount equal to $84,159.15.

Schedule B

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:	Landlord:

2500/2700 WESTCHESTER AVENUE OWNER SPE LLC, a Delaware limited liability company

By:
Name: Stephen J. Cusma
Title: Vice President/Secretary

WITNESS:	Tenant:
COGNITION THERAPEUTICS, INC., a Delaware corporation

By:
Name: Lisa Ricciardi
Title: President/CEO

END

Schedule B

SCHEDULE C

JANITORIAL SERVICES

1.            Landlord shall perform the following general office cleaning services between the hours of 6:00 and 7:00 AM., Monday through Friday, of each week (with the exception of Holidays) and said cleaning shall not be rescheduled by Tenant’s overtime or extraordinary use of the Building or Premises.

A.           Empty all wastepaper baskets.

B.            Sweep and/or dust-mop all hard surfaced flooring.

C.            Carpet sweep all areas requiring same. Said areas to be vacuumed clean twice weekly; conduct spot cleaning where necessary.

D.            Deposit all wastepaper from baskets in plastic bags (to be supplied by Contractor), placing same in locations as shall be designated convenient for the removal thereof. Landlord shall not be responsible for the removal of large boxes, wooden pallets or excessive amounts of waste paper, office equipment of any kind including, but not limited to, cpu’s, monitors, copiers and facsimile machines. Tenant shall cooperate with recycling programs in effect, or which may be instituted at a later date.

E.            Within pantry area, if any, wipe down countertops and table tops daily and remove ordinary amounts of trash therefrom.

F.            Hand dust all desks, chairs, worktables, office furniture and equipment within normal arms reach, provided free of paperwork.

G.            Damp dust and wipe clean all glass tops, desks and tables (removing all finger marks and smudges from same).

H.            Wipe clean of finger marks and maintain all brass and other bright work.

I.            Wash and clean tops of water coolers and fountains and floors and wall areas surrounding same.

J.            Wisk brush all fabric covered furniture monthly.

K.            Instruct all employees to notify their supervisor, who in turn shall notify the proper designated representative of the Building, of any irregularity found in any office during the nightly tour of office cleaning.

L.            After cleaning, all electric lamps are to be extinguished, office windows closed, office doors closed and Premises to be left in a neat and orderly condition.

M.            Ledges, mouldings, venetian blinds and other high dusting once per year.

N.            Clean inside of exterior windows once per year, provided window sills are free of articles and access is not restricted by Tenant.

END

Schedule C

SCHEDULE D

FINISH WORK

1.            Landlord shall provide the Premises in “AS IS” condition, subject to Landlord performing, through its general contractor (“General Contractor”), at Landlord’s sole cost and expense), the work (the “Finish Work”) as shown on the schematic plan attached as Schedule D-1 hereto (the “Preliminary Plans”) and as described on Schedule D-2 attached hereto and in accordance with the Working Plans (as defined below). Landlord shall cause the General Contractor to construct the Finish Work in a good and workmanlike manner and in compliance with all applicable laws and regulations using building standard construction materials.

2.            (a)          As soon as reasonably possible after the date of execution of this Lease, Landlord shall deliver to Tenant four (4) sets of working plans and specifications prepared in conformity with the Preliminary Plans, which working plans and specifications must include, without being limited to, a list of the types and quality of materials to be used in constructing the Finish Work, including Tenant’s selection of Landlord’s standard finishes, if any. Tenant shall notify Landlord if anything on the working plans is not consistent with the Preliminary Plans within five (5) business days after Tenant’s receipt thereof. If Tenant notifies Landlord of any such inconsistency (such notice, an “Objection Notice”), Landlord shall make necessary revisions and resubmit the same to Tenant within seven (7) days of Landlord’s receipt of the Objection Notice. Tenant shall point out any further inconsistencies of such revised working plans and specifications within three (3) business days after Landlord submits the same to Tenant. Tenant’s approval will be evidenced by endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Landlord. The working plans and specifications approved by Tenant are hereinafter referred to as the “Working Plans”. If Tenant fails to take any action within the time periods specified in this Schedule D, such delay (beyond the applicable time period set forth herein) will be accounted for as a Tenant Delay.

(b)            If Tenant desires any changes to the Working Plans, Tenant shall submit such proposed changes to Landlord. Within five (5) business days after receipt of any proposed changes from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection. Landlord shall, upon granting of any approval for any changes, notify Tenant of (i) the amount of additional cost arising therefrom, if any, including, without limitation, the cost to revise any plans and specifications (all such additional costs being referred to herein as “Additional Construction Cost”), which Additional Construction Cost Tenant shall pay to Landlord upon demand, and (ii) Landlord’s estimate of the amount of additional time (the “Estimated Time Delay”), if any, required by Landlord to implement and complete such changes, which Estimated Time Delay will be accounted for as a Tenant Delay. Tenant reserves the right to approve the Additional Construction Cost and Estimated Time Delay within three (3) days of the date Landlord provides the same to Tenant. If Tenant fails to notify Landlord in writing within such three (3) day period that Tenant does not approve the Additional Construction Cost and Estimated Time Delay, then Tenant will be deemed to have withdrawn its request for such changes. Any delays in constructing the Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be a accounted for as a Tenant Delay. In the event of a rejection by Landlord of any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. If any changes are approved by Landlord, Landlord, at Tenant’s sole cost and expense, shall cause the Working Plans to be modified to incorporate such changes. All change order requests and information pertaining thereto shall be conveyed to Landlord by Tenant’s designated representative in this regard.

3.            (a)            Without Landlord’s prior written consent, Tenant shall not perform any work in or to the Premises or move any of its furniture, equipment or property into the Premises until Landlord has Substantially Completed the Finish Work. If Landlord consents to same, Tenant shall pay for any labor or security personnel required to be employed by Landlord in connection with the performance of work by Tenant and any standby labor, if required, by any union labor and otherwise comply with union requirements, if any, applicable thereto.

Schedule D

SCHEDULE D-1

PRELIMINARY PLANS

KITCHEN
16x13
SHARED OFFICE
12'-7"x13'-6"
COPY AREA
IT
44 SF
PHONE RM
6'-7"x8'
STOR
5'-8"x5'
6X6
6X6
RECEPTION
17x18
SOLID DOORS AND FULL HEIGHT SIDELIGHTS, TYP
GLASS DOOR AND SIDELIGHT UNIT
OFFICE #1
15x15
OFFICE #2
10x15
OFFICE #3
10x15
OFFICE #4
12x15
CONFERENCE
13'-7"x20'-4'

AVISON YOUNG

COGNITION THERAPEUTICS - SUITE 220
2500 WESTCHESTER AVE
2ND FLOOR - PROPOSED CORRIDOR

SK.3

Schedule D

SCHEDULE D-2

DESCRIPTION OF FINISH WORK

Senlac Ridge Partners

53 Maple Avenue│ Morristown NJ 07960

BUILDING STANDARD CONSTRUCTION

WITHOUT LIMITING LOCAL CODE REQUIREMENTS, THE FOLLOWING SHALL BE

INCORPORATED INTO TENANT’S WORK

1)	Building Standard Millwork:

a)	Landlord shall furish and install twelve (12) lineal feet of building standard plastic laminate countertops with upper and lower cabinets at the new pantry. Building standard finish selections by Wilsonart. Interior finishes to be white melamine.

b)	Landlord shall furnish and install five (5) lineal feet of building standard plastic laminate shelves with aluminum coat rod at the reception closet.

c)	Landlord shall furnish and install five (5) lineal feet of building standard plastic laminate countertop with leg supports at the new phone room.

2)	Building Standard Doors:

a)	Landlord shall furnish and install nine (9) new custom 3’-0 x 8’-0” prefinished stained solid core Oak veneer doors with hollow metal frame and ADA compliant cylindrical passage lever set hardware, to match existing ..

3)	Building Standard Carpentry:

a)	Landlord shall furnish and install one hundred sixty (160) lineal feet of thru the ceiling high partition walls consisting: of 3-l /2” metal stud at 16” on center, with fiberglass insulation and one layer of 5/8” gypsum board on each side throughout the demised premises.

b)	Landlord shall furnish and install sixty eight (68) lineal feet of full height partition walls extending to the underside of the deck consisting: of 3- l /2” metal stud at 16'” on center, with fiberglass insulation and one layer of 5/8” gypsum board on each side.

c)	Landlord shall furnish and install fire rated blocking for four (4) tenant provided televisions.

d)	All convector links where demising walls are terminated shall be packed solid with sound attenuation blankets.

4)	Building Standard Glass and Glazing

a)	Landlord shall furnish and install five (5) sidelight at 8’ high, by ½” thick, by 2’ wide-butt glazed sidelight at the conference room, by 7’ wide-butt glazed sidelight at office #4, by 5’ wide-butt glazed sidelight at office #3 and #2, and by 8’ wide-butt glazed sidelight at office # 1..

b)	Landlord shall furnish and install one (1) Glass Herculite type door at the suite entry. New glass door to have stainless steel 4” wide top and bottom rails, with locking ladder pull.

c)	Landlord shall furnish and install one (1) Glass Herculite type doors with 12” “C-Pull” type handle, no lock –at the Conference room.

Cognition Therapeutics

Schedule D

d)	Landlord shall furnish and install 3’ wide window film at all new interior sidelights. Style to be selected by tenant from buildings standards.

5)	Building Standard Hardware & Keying:

a)	Landlord shall “key” the new lockset to be installed on the new entry door, IT room, storage room, phone room, and shared office New interior doors, seven (7) to have building standard ADA compliant Schlage AL series, cylindrical lock leverset hardware, to match existing.

b)	Any upgraded entry/exit locks, inclusive of card access systems, existing or new shall be the Tenant's responsibility. Building standard keyway is Schlage® E 101. 6 pin

6)	Building Standard Ceilings:

a)	Landlord shall furnish and install two thousand three hundred twenty (2320) square feet of new building standard 15/l6” acoustical ceiling grid and two thousand three hundred twenty (2320) square feet of new building standard acoustical ceiling tile- Certainteed Sand Micro. or equal-thru out the demised premises.

7)	Building Standard Floor Coverings:

a)	Landlord shall furnish and install two hundred ninety (290) square yards of new building standard 2x2 carpet tile by Mohawk or Shaw. Tenant to select from building standards.

b)	Landlord shall furnish and install two hundred eighty (280) square feet of Mannington Essentials, vinyl composite tile (VCT) in the new pantry.

c)	Landlord shall furnish and install six hundred two (602) lineal feet of a building standard 4” vinyl cove wall base.

8)	Building Standard Wall Finishes:

a)	Landlord shall paint the entire demised premises with one (1) coat of primer and two (2) coats of finish paint, exclusive of the acoustical ceiling tiles and grid, and areas of existing wallcovering, with Sherwin Williams or Benjamin Moore building standard paint in flat finish. Tenant to select color.

b)	All doorframes and perimeter heating covers shall be painted the same color as the walls with oil based paint in a semi-gloss finish.

9)	Building Standard Fire Sprinkler System:

a)	Landlord shall provide new and modify the existing fire sprinkler system to provide sprinkler coverage to accommodate the new layout for all normal office installations and in accordance with the IBC of New York State and any other governing codes.

b)	Landlord shall furnish and install concealed sprinkler heads with white cover caps.

10)	Building Standard Plumbing:

a)	Landlord shall furnish and install one (1) new building standard stainless steel ADA compliant sink manufactured by Elkay (model# GECR-25213. 25”x22'”x5”), or tenant approved equal, with a new building standard American Standard single lever faucet (Model # 4175.500 ) and all necessary water and waste piping at the new pantry area.

b)	Landlord shall furnish and install one (1) new Insta Hot water heater and a wastewater ejector pumps by Liberty, model 404.

c)	Landlord shall furnish and install one (1) water connections for tenant-supplied coffee makers, and one (1) for tenant supplied refrigerator with ice maker.

d)	All plumbing shall comply with handicapped accessible standards.

11)	Building Standard HVAC (Heating, Ventilation and Air Couditioning):

a)	Landlord shall relocate one ( l ) existing VAV box with DDC controls thru out the demised suite. Components to be DDC type VAV boxes and will be controlled by the Building Management System.

Cognition Therapeutics

Schedule D

b)	Landlord shall provide and install fourteen (14) ceiling diffusers and thirteen (13) building standard air returns to accommodate new office layout.

c)	Heating is provided by a continuous hot water convector loop along the perimeter of the building, and is to remain.

12)	Building Standard Lighting:

a)	Landlord shall furnish and install thirty (30) new building standard 2 x 4 LED lighting fixtures to accommodate the new layout of the demised premises. As required per plan.

b)	Landlord shall furnish and install four (4) new building standard 2 x 4 LED lighting fixtures with emergency lights to accommodate the new layout of the demised premises. As required per plan.

c)	Initial bulbs will be supplied by the Landlord; all subsequent replacements by the Landlord will be at the Tenant's expense.

14)	Building Standard Outlets:

a)	Landlord shall furnish and install thirteen (13) duplex convenience wall outlets, nine (9) double duplex convenience wall outlets, and four (4) duplex TV outlets, throughout the demised premises at the area on new office construction. As required per plan.

b)	Landlord shall furnish and install three (3) new GFI 120v wall outlets.

c)	Landlord shall furnish and install four (4) new-dedicated 120v wall outlets.

d)	Landlord shall furnish and Install one (1) new core drill with flush mounted duplex receptacle at the conference room.

e)	Landlord shall furnish and install two (2) furniture wall feed.

f)	All receptacle devices will be building standard white Decora.

15)	Building Standard Switches:

a)	Landlord shall furnish and install nine (9) new building standard occupancy sensor light switches and two (2) building standard single pole light switches throughout the demised premises. As required per plan.

b)	All switching devices are to be building standard white Decora.

16)	Fire and Life Safety:

a)	Landlord shall furnish and install a Fire and Life Safety system in conjunction with local building and life safety codes.

17)	Tenant Telephone/Data Systems:

a)	Cabling by tenant's vendor.

b)	Landlord shall furnish and install fifteen (15) Tele/Data back box eliminators with draglines, as required per the plan.

c)	Tenant will be solely responsible for any telephone/data work and all associated requirements including permits and drawings. Work to be done in conjunction with the general contractor's schedule.

d)	Telephone/data wiring must be plenum rated and be hung in accordance with local building codes

e)	At Tenants request, Landlord may provide Tenant with pricing for Tenant's telephone equipment and data wiring. All pricing will be considered a tenant extra work order (TEWO) and will be at Tenant 's sole expense.

18)	Window Treatments:

a)	Landlord shall furnish and install thirteen (13) new 5'x5' mini blinds as necessary.

Cognition Therapeutics

Schedule D

19)	Tenant Structural Steel Reinforcement:

a)	In any and all instances where additional structural support is required or is in question. Landlord shall be notified and will retain the services of a licensed engineer, at tenant’s expense, to determine such requirements. Tenant shall be responsible for the cost of any additional structural support that is required for any of tenant’s furniture, files, equipment or other specialty items.

20)	Tenant Substitutions:

a)	Tenant may substitute like items for building standard items; however, no credits for the building standard item will be given against the cost of items substituted.

b)	No credit will be given for items not utilized by the Tenant.

21)	Tenant Furniture/Electrical needs:

a)	Furniture shown on the exhibit plan is for reference only. Tenant is responsible for coordination and layout of all furniture, furniture components and installation including ADA code compliance.

b)	Tenant is responsible for all costs related to moving, relocating, and dismantling of furniture, fixtures, and equipment.

c)	Tenant is responsible for all costs related to electrical requirements of furniture wiring, including supply of the furniture whips. The Landlord is responsible to supply and connect power to the Tenants workstations.

22)	Tenant Extra Work:

a)	Tenant will be solely responsible for all appliances and all office equipment for the tenant’s space. Items not described in these specifications are considered non-standard work items, falling outside of the scope of the standard build-out. If requested by Tenant during the Landlord’s Initial Construction, these items of work will be performed exclusively by Landlord at the sole cost and expense of Tenant. Landlord will present Tenant with a Tenant Extra Work Order (“TEWO”), setting forth the specifications and cost of the subject item. Tenant will have three (3) days from receipt of the TEWO in which to elect to have the subject item of work performed. Election is made by Tenant through execution and delivery of the subject TEWO to Landlord, together with payment by Tenant of one-half (50%) of the cost of the subject item. Failure by Tenant to make election (in the manner described in the preceding sentence) within the aforementioned three (3) day period shall be construed as an election by Tenant to forego the subject TEWO. During Tenants TEWO review period, Landlord will continue to execute the Landlord’s Initial Construction in accordance with the lease. Tenant must pay the entire balance of any signed and delivered TEWO upon completion of the subject work. Tenant acknowledges and agrees that substantial completion of the Landlord’s Initial Work is not contingent upon the completion of any TEWO’s and that TEWO’s by their nature may not be complete upon substantial completion, as defined in the lease. Tenant further acknowledges that TEWO’s may result in a tenant delay, as defined in the lease.

23)	Overtime:

a)	Tenant is not responsible for any requested overtime supervision or after hour’s work-related costs including building personnel or third-party contractors acting on landlord’s behalf.

-END -

Cognition Therapeutics

Schedule D

SCHEDULE E

RULES AND REGULATIONS

In the event of any conflict between the terms and provisions of the Lease and these Rules and Regulations, the terms and provisions of the Lease shall control.

1.            The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Premises for the Tenant and Tenant’s Visitors, and Tenant shall not use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by Tenant and Tenant’s Visitors. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the Property and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its sole and absolute discretion, deems best for the benefit of the tenants generally.

2.            The cost of repairing any damage to the public portions of the Building and the Property or the public facilities or to any facilities used in common with other tenants, caused by Tenant or Tenant’s Visitors shall be paid by Tenant.

3.             Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building or the Property at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building, the Property or its tenants may be denied access to the Building or the Property or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building and the Property during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property at the Property. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises. Landlord shall, in no way, be liable to Tenant for damages or loss under the provisions of this rule.

4.            No awnings or other protections over or around the windows shall be installed by Tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in the Premises.

5.            There shall not be used in any space, or in the public halls or public portions of the Building, either by Tenant or Tenant’s Visitors, in the delivery or receipt of mail, parcels, merchandise, any hand trucks, except those equipped with rubber tires and side guards which have been approved by Landlord. Landlord may refuse admission to the Building to any person not complying with this requirement. No hand trucks will be allowed in passenger elevators.

Schedule E

6.            All entrance doors in the Premises shall be locked when the Premises are not in use. Entrance doors shall not be left open at any time. All window blinds in the Premises shall be lowered when reasonably required because of the position of the sun, during the operation of the Building air cooling system to cool or ventilate the Premises.

7.            No noise, including the playing of any musical instruments, radio or television, which in the sole judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by Tenant, and no cooling shall be done in the Premises, except as expressly approved in writing by Landlord. Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept in the Premises, which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the Premises or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any ventilating, air cooling, electrical or other equipment of any kind which, in the sole judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building or the Property by Tenant or with permission of Tenant.

8.            Tenant shall not allow any cooking or food odors (if cooking is so permitted under its lease) to emanate from the Premises into other portions of the Building. Tenant agrees that it shall use, at its cost, a pest extermination contractor at such times or regular intervals as shall be necessary to prevent or eliminate infestation or otherwise as Landlord may reasonably require. Said extermination contractor shall be duly licensed and shall be approved in advance by Landlord.

9.            No acids, vapors, coffee grinds, foreign substances or other materials shall be discharged or permitted to be discharged into the plumbing waste lines, vents or flues of the Building, which may obstruct or damage them. The water and wash closets and other plumbing fixtures in or servicing the Premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids, coffee or other foreign substances shall be deposited therein. All damages to facilities within the Premises or to any Building facilities resulting from any misuse of the fixtures shall be borne by Tenant if Tenant or Tenant’s Visitors caused the same.

10.          No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

11.          Tenant shall not engage or pay any employees in the Building, except those actually working for Tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

12.          The requirements of Tenant will be attended to only upon application at the office of the Building Manager. Employees of Landlord or of Landlord’s managing agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

Schedule E

13.            Tenant shall, at its expense, provide reasonable artificial light in the Premises for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in the Premises.

14.            Tenant’s Visitors shall not loiter nor shall they smoke in or around the hallways, stairways, elevators, entryways, vestibules, roof, restrooms, basement areas, loading docks, lobbies or any other part of the Building used in common by the occupants thereof.

15.            Except as expressly provided in the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

16.            No additional locks and bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks and mechanisms thereof. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

17.            No contract of any kind with any supplier of toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

18.            Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building or the Property by Tenant and the time of moving the same in and out of the Building or the Property. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building or Property by moving or maintaining any such equipment or freight shall be repaired at the expense of such tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

19.            No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

20.            No bicycles, vehicles or animals (other than service animals) of any kind shall be brought into or kept in or about the Property.

Schedule E

21.            Canvassing, soliciting and peddling in the Building and/or on the Property are prohibited, and Tenant shall cooperate to prevent the same.

22.            Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Property: (a) the exclusive right to the use of the name of the Property for all purposes, except that Tenant may use the name of the Property in its business address and for no other purpose; (b) the right to change the name or address of the Property, without incurring any liability to tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Property; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the exclusive right to limit the space on the directory of the Property to be allotted to Tenant; and (f) the right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property.

23.            If tenant desires Building services outside of Building Hours that requires Building personnel to be on the Property, or if tenant conducts other activities that requires Building personnel supervision outside of Building Hours, then Landlord may charge tenant a supervisory fee which will be a standard hourly rate determined by Landlord from time to time. Tenant shall pay such supervisory fee to Landlord within thirty (30) days after receipt of a statement therefor.

24.            Tenant agrees that it will, at any time and from time to time as requested by Landlord, furnish Landlord with the owners’ names and the license plate numbers of any vehicle of tenant’s or of tenant’s agents, servants, employees, subtenants, contractors and licensees.

END

Schedule E

SCHEDULE F

FORM OF LETTER OF CREDIT

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC'S IN THE FUTURE.

******************************************

NOTE: THIS IS SUGGESTED LANGUAGE ONLY, AND ALL CONDITIONS MAY NOT APPLY TO THE APPLICANT'S LEASE TRANSACTION.

==========================================================

DATE: [DATE]

IRREVOCABLE STANDBY LETTER OF CREDIT REFERENCE NO.: [NUMBER]

TO:

2500/2700 Westchester Avenue Owner SPE LLC

c/o Senlac Ridge Partners, LLC

53 Maple Avenue

Morristown, NJ 07960

DEAR SIR/MADAM.

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY:	2500/2700 Westchester Avenue Owner SPE LLC
c/o Senlac Ridge Partners, LLC
53 Maple Avenue
Morristown, NJ 07960

ACCOUNT PARTY:	[NAME AND ADDRESS]

DATE OF EXPIRY:	[EXPIRY DATE]

PLACE OF EXPIRY:	OUR COUNTER

AMOUNT:	$35,084.00

WE HEREBY ISSUE THIS LETTER OF CREDIT FOR THE ACCOUNT OF OBLIGOR, **NAME AND FULL ADDRESS INCLUDING CITY AND STATE** ON BEHALF OF APPLICANT, **NAME**.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE UPON PRESENTATION OF BENEFICIARY'S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

·'THIS DRAW IN THE AMOUNT OF ________ U.S. DOLLARS ($_______ UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO._________ REPRESENTS FUNDS DUE AND OWING TO US UNDER THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, BETWEEN TENANT AND [BENEFICIARY NAME], AS LANDLORD (THE "LEASE") FOR PREMISES LOCATED AT [PROPERTY ADDRESS]. WE HEREBY DEMAND THE AMOUNT OF USD________ UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX".

OR

“WE ARE IN RECEIPT OF NOTICE FROM JPMORGAN CHASE BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND (CURRENT EXPIRY DATE) AND (APPLICANT NAME) HAS FAILED TO SUPPLY ACCEPTABLE REPLACEMENT SECURITY WITHIN THE TIME FRAME SPECIFIED IN THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO BETWEEN [APPLICANT NAME] AS TENAT AND [BENEFICIARY NAME], AS LANDLORD (THE " LEASE") FOR PREMISES LOCATED AT (PROPERTY ADDRESS). WE HEREBY DEMAND THE AMOUNT OF USD-------------- UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX”.

Schedule F

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC'S IN THE FUTURE.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED "WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THIS OR ANY FUTURE EXPIRATION DATE WE SHALL SEND NOTICE TO YOU BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR BY HAND-DELIVERED COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND [ --- INSERT DATE ---) (THE " FINAL EXPIRATION DATE").

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, ALONG WITH PAYMENT OF OUR TRANSFER CHARGES AS INDICATED THEREIN. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, DRAWINGS PRESENTED BY FACSIMILE ("FAX") TO FAX NUMBER [NUMBER], OR ALTERNATELY TO FAX NUMBER [NUMBER] ARE ACCEPTABLE, UNDER TELEPHONE PRE-ADVICE TO [NUMBER], OR ALTERNATELY TO 1-800-634-1969, PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED.

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A, TAMPA, FL WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

WE ENGAGE WITH YOU THAT PRESENTATIONS MADE UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT JPMORGAN CHASE BANK, N .A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DR., 4TH FL TAMPA, FL- 33610.

ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY'S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.

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IF THE UNDERLYING OBLIGATION FALLS UNDER ONE OF THE CATEGORIES SPECIFIED IN BANKS COMPLIANCE DIRECTIVES, THE FOLLOWING CLAUSE WILL BE ADDED.

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Schedule F

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC'S IN THE FUTURE.

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WE MUST COMPLY WITH ALL SANCTIONS, EMBARGO AND OTHER LAWS AND REGULATIONS OF THE U.S. AND OF OTHER APPLICABLE JURISDICTIONS TO THE EXTENT THEY DO NOT CONFLICT WITH SUCH U.S. LAWS AND REGULATIONS ("APPLICABLE RESTRICTIONS"). SHOULD DOCUMENTS BE PRESENTED INVOLVING ANY COUNTRY, ENTITY, VESSEL OR INDIVIDUAL LISTED IN OR OTHERWISE SUBJECT TO ANY APPLICABLE RESTRICTION, WE SHALL NOT BE LIABLE FOR ANY DELAY OR FAILURE TO PAY, PROCESS OR RETURN SUCH DOCUMENTS OR FOR ANY RELATED DISCLOSURE OF INFORMATION.

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EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE "ISP98").

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO JPMORGAN CHASE BANK, N.A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DR., 4TH FL TAMPA, FL 33610 INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, OR 1-8 13-432-1210, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

VERY TRULY YOURS,
JPMORGAN CHASE BANK, N.A.

AUTHORIZED SIGNER

WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

APPLICANT NAME:

BY:

NAME AND TITLE:

DATE:

Schedule F

APPENDIX I
DEFINITIONS

As used in this Lease, the following terms have the following meanings:

Additional Construction Cost: defined in Schedule D.

Additional Rent: defined in Section 3.2.

Annual Expense Reconciliation: defined in Section 5.4.

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Base Operating Expenses: Landlord’s Operating Expenses for the Base Operating Expense Period.

Base Operating Expense Period: defined in the Basic Lease Provisions.

Base Tax Period: defined in the Basic Lease Provisions.

Base Taxes: those Taxes levied, assessed or imposed which are allocated to the Property for the Base Tax Period.

Basic Rent: defined in the Basic Lease Provisions. Brokers: defined in the Basic Lease Provisions Building: defined in the Basic Lease Provisions.

Building Communications: defined in Article 26.

Building Holidays: all federal or state designated holidays or the contract holidays of the AFL-CIO, Local 30.

Building Hours: 8:00 AM to 6:00 PM, Monday through Friday, except for Building Holidays.

Building Services: defined in Section 9.1.

Commencement Date: defined in Section 2.2(b).

Common Areas: those areas of the project, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the project or which are used in connection with the maintenance or operation of the project, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; common lounges, kitchen areas, conference and meeting rooms (including furniture, fixtures and equipment appurtenant thereto); stairs, ramps, elevators, truck serviceways; loading areas; trash disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the project which are designated and intended for the use by a single occupant. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available.

Appendix 1

Early Termination Notice: defined in Section 31.1.

Early Termination Option: defined in Section 31.1.

Early Termination Payment: defined in Section 31.1.

Emergency: defined in Section 19.1.

Environmental Laws: all current and future statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

Estimated Commencement Date: defined in the Basic Lease Provisions.

Estimated Time Delay: defined in Schedule D.

Event of Default: defined in Section 19.1.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire, explosion or other casualty; delays in transportation; delays due to adverse weather conditions, acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, warlike conditions in this or any foreign country, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors.

Expiration Date: defined in Basic Lease Provisions.

Extra Hours: defined in Section 9.1.

Extra Hours Charge: defined in Section 9.1.

Finish Work: defined in Schedule D.

General Contractor: defined in Schedule D.

Guarantor: defined in Section 19.1(d).

Hazardous Substances: (a) “hazardous wastes” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (b) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S. C. Section 9601 et seq.), as amended and regulations promulgated thereunder; and (c) any hazardous, radioactive, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called “superfund” or “superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material, including, without limiting the generality of the foregoing, asbestos, radon, urea, formaldehyde, polychlorinated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products.

Appendix 1

Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

Janitorial Services: defined in Section 9.7(a).

Land: defined in the Basic Lease Provisions.

Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.

Landlord’s Estimated Operating Expenses: defined in Section 5.2.

Landlord’s Expense Statement: defined in Section 5.2.

Landlord’s Final Tax Statement: defined in Section 4.4.

Appendix 1

Landlord’s Operating Expenses: the total costs incurred by Landlord for operating, maintaining, repairing, replacing and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property and an allocable amount of the shared expenses with other buildings. The cost incurred by Landlord in operating and maintaining the Building and the Property include, but are not limited to: (a) management fees, or if there is no managing agent or if the managing agent is affiliated with Landlord, the fees that would customarily be charged by an independent first class managing agent not to exceed five percent (5%) of the total gross revenue of the Property; (b) the costs of operating, cleaning, maintaining, repairing, restoring and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), or otherwise providing the following: heating, ventilating and air-cooling equipment and systems (including any energy management and building management systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); utility supply systems, drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); laundry and towel service; Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow and ice removal (including, but not limited to, snow and ice removal from the roof of the Building and the roof of any other building on the Property), provided, however, such cost of such snow and ice removal shall be the average of the five (5) immediately preceding calendar years (to the extent Landlord is able to calculate such average); line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); Janitorial Services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of repair of any casualty to the extent not covered by insurance; total compensation and benefits (including premiums for workmen’s compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at the Property; licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; accounting and legal fees; personal property taxes, except to the extent included in Taxes; any sales, use or service taxes incurred in connection with the operation of the Property, except to the extent included in Taxes; seasonal decorations and promotional events for the Building or Property, the net amount incurred by Landlord in connection with the operating or maintaining of any specialty use or service such as a gym or cafeteria, (c) all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, or other utilities and heating, ventilating and air conditioning for the Building and Property (not separately billed to a tenant in the Building), (d) the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building, and (e) capital improvements amortized over the useful life of such improvement (but, in each Lease Year there shall be included only the amortized portion of such capital improvements). The above definition of Landlord’s Operating Expenses shall not be construed as a representation or warranty that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property. Landlord’s Operating Expenses shall not include: (i) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating space for tenants; (ii) the costs incurred in connection with furnishing electricity to the Premises or any space in the Building leased to other tenants, ventilation or air-cooling for Tenant or other tenants of the Building; (iii) compensation and benefits payable to employees not directly attributable to the Property, (iv) capital expenses attributable to tenant fit-up expenses or for painting, redecorating or other work which Landlord, at its sole expense is required to perform exclusively for Tenant or for any other tenant in leased areas of the Building; (v) off-site improvements unrelated to operation of the Property; (iv) capital expenses attributable to the expansion of Building and the Property; (vii) any capital improvements that are not amortized over the useful life of the improvement; (viii) expenses for repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received by Landlord; (ix) legal expenses in negotiating and enforcing the terms of any tenant lease; (x) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (xi) expenses for restoration of the Building required as a result of a condemnation; (xii) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or special service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense; (xiii) debt service under mortgages or ground rent under ground leases; (xiv) salaries of Landlord’s or its manager’s executive personnel; (xv) court costs and legal fees incurred to enforce the obligations of tenants under leases of portions of the Property; (xvi) auditing fees, other than those in connection with the maintenance and operation of the Premises and the Property or in connection with the preparation of Landlord’s statements for Operating Expenses; (xvii) costs or expenses for removal, containment, encapsulation, or disposal of hazardous waste, toxic materials, asbestos or any other form of contamination not caused by Tenant and repair or cleaning of areas affected by same; (xviii) costs incurred in connection with a transfer or disposition of all or any part of the Property or any interest therein or in Landlord or any entity comprising Landlord; (xix) any expense arising by reason of the negligence or other tortious conduct of Landlord or Landlord’s employees, agents or contractors; (xx) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount that would have been paid in the absence of such relationship; and (xxi) costs and expenses for which Landlord is reimbursed by any third party. In determining Landlord’s Operating Expenses, including Base Operating Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual Operating Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) Operating Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year. Excluded from Landlord’s Operating Expenses for the purposes of determining Base Operating Expenses (but included in Landlord’s Operating Expenses for all other purposes) are (x) costs or expenses described in the first sentence of this definition which arise out of or on account of any new or amended law, statute, ordinance or other Legal Requirement which is promulgated after the date of this Lease, and (y) incremental amount of costs or expenses described in the first sentence of this definition which arise out of or on account of any unusual or unexpected event or circumstances above the typically budgeted amount for such costs. For the purposes of clause (y) of the preceding sentence, “unusual or unexpected event or circumstances” shall include, without limitation, severe or unusual weather conditions, fire or other damage or destruction, strikes or other labor disruptions, shortages or unavailability of materials or supplies, or any other event or circumstance which would not customarily be budgeted for as part of the routine operation, maintenance, repair and management of property comparable to the Premises.

Appendix 1

Landlord’s Tax Statement: defined in Section 4.2.

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency, bureau, board, office, commission and/or department (or official thereof), and including covenants and restrictions of record, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

License Period: defined in the Basic Lease Provisions.

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

Major Work: defined in Section 7.4(b).

Appendix 1

Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property. Landlord represents and warrants to Tenant that, as of the date hereof, there is no Master Landlord.

Minimum Electric Energy Charge: defined in the Basic Lease Provisions.

Monthly Expense Payment: defined in Section 5.3.

Monthly License Fee: defined in the Basic Lease Provisions.

Monthly Tax Payment: defined in Section 4.3.

Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the premises for the sublease and (vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

Objection Notice: defined in Schedule D.

OFAC: defined in Article 30.

Order or Orders: defined in Article 30.

Permitted Use: defined in the Basic Lease Provisions.

Preliminary Plans: defined in Schedule D.

Premises: defined in the Basic Lease Provisions.

Appendix 1

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Projected Taxes: defined in Section 4.2.

Property: the property upon which the Building is constructed, including all parking areas, roads, walkways and other common areas used by or for the enjoyment of Tenant and all other tenants of the Building, the Building, all accessory buildings and improvements.

Punch List Items: defined in Section 2.2(c). Recapture Notice: defined in Section 16.5(a). Recapture Space: defined in Section 16.5(a).

Rent Payment Date: the first day of each consecutive calendar month during the Term.

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Security: defined in the Basic Lease Provisions. Special Cleaning Services: defined in Section 9.7(b).

Substantially Completed or Substantial Completion: defined in Section 2.2(c). Successor Entity: defined in Section 16.7.

Survey Adjustment Amount: defined in Section 6.1.

Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

Tax Year: defined in Section 4.1.

Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments as finally determined (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) allocated to the Property from time to time, including, without limitation, taxes on the payment of rent, water and sewer rents and charges, and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Taxes shall include so-called “payments in lieu of taxes” and any similar payments to any governmental authority or otherwise in lieu of real estate taxes. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, gift, succession, corporate franchise, income gross receipts or capital stock tax of Landlord or any penalties or interest for the late payment of Taxes by Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

Appendix 1

Temporary Space: defined in the Basic Lease Provisions.

Tenant: the party defined as such in the first paragraph of this Lease. Tenant Affiliate: defined in Section 16.7.

Tenant Delay: defined in Section 2.2(c). Tenant Improvement: defined in Section 7.5(a). Tenant’s Notice: defined in Section 16.2.

Tenant’s Proportionate Share: defined in Basic Lease Provisions.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

Term: defined in Basic Lease Provisions.

Underlying Encumbrance: defined in Section 23.1.

Working Plans: defined in Schedule D.

Appendix 1